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                    REVOLVING CREDIT AND TERM LOAN AGREEMENT

                             -----------------------

                    PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

                                    Borrower

                             -----------------------



                              CORESTATES BANK, N.A.

                                     Lender

                                   $75,000,000

                           Unsecured Revolving Credit

                                 August 29, 1996

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                    REVOLVING CREDIT AND TERM LOAN AGREEMENT

                    AGREEMENT, made this 29th day of August, 1996, by and among PENNSYLVANIA REAL ESTATE INVESTMENT TRUST, an unincorporated association in business trust form ("Borrower"), and CORESTATES BANK, N.A., a national banking association ("Lender").

                                   BACKGROUND

                    Borrower is a real estate investment trust engaged in investment in "real estate assets," as defined in Section 856 of the Code (the "Business"). Borrower desires to establish a committed maximum $75,000,000 credit facility with Lender for a term of 24 months for the Revolving Credit and five (5) years for the Term Loan Credit, each such term subject to renewal as provided in this Agreement, (i) to finance the acquisition, expansion and renovation of real estate assets wholly-owned by Borrower, (ii) for its working capital purposes (including without limitation for investments in Ventures),
(iii) to refinance existing indebtedness, and (iv) to fulfill Borrower's obligations to Ventures to obtain Venture Loans. Lender has agreed to extend such credit facility to Borrower, subject to the terms and conditions hereinafter more particularly set forth.

                  NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants set forth herein, the parties hereto, intending to be legally bound, agree as follows:

                                    ARTICLE 1

                   DEFINITIONS, CERTAIN RULES OF CONSTRUCTION

                  1.1 Defined Terms. Each of the terms listed below shall have the meaning herein ascribed to it for the purposes hereof and for each of the

Loan Documents:

                  "Actual Debt Service" means all interest and principal required to have been paid on Consolidated Liabilities for any period, excluding any final payment of principal which exceeds the periodic payments of principal on such debt.

                  "Adjusted LIBOR" means the LIBOR finally adjusted and determined in accordance with the following formula:

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                                         [LIBOR]*

                    Adj. LR =

                                         [1.00 - RP]

                    Adj. LR =            Adjusted LIBOR
                    LIBOR   =            London Interbank Offered Rate
                    RP      =            Reserve Percentage pertaining to

                                         eurocurrency liabilities

            ---------------
            * the amount in brackets shall be rounded upwards if necessary, to the next higher 1/16 of 1%

                 "Adjusted LIBOR Borrowings" and "Adjusted LIBOR
Loans" mean Advances bearing interest at a rate determined with reference to the Adjusted LIBOR.

                "Advance" means the cash which Lender advances to Borrower or a Venture Borrower under the Revolving Credit (including draws under Letters of Credit) or the Term Loan Credit, all subject to and in accordance with the provisions of Article hereof.

                             "Affiliate" means and refers to, as applied to any

Person, any other Person directly or indirectly controlling, or through one or more Persons is controlled by, controlling or in common control with that Person. "Control" (including with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and/or policies of that Person, whether through the ownership of voting securities, by contract, or otherwise.

                  "Agreement" means this Revolving Credit and Term Loan Agreement, and all schedules, exhibits, riders, extensions, supplements, amendments, or modifications to this Revolving Credit Agreement.

                  "Applicable Yield to Maturity" means, as of a specific date with respect to any Fixed Rate Term Loan, the yield to maturity of the issue United States Treasury obligations (excluding those commonly known as "Flower Bonds") maturing nearest in time to the applicable Term Loan Maturity Date. The maturity date and yield to maturity of such issue of United States Treasury obligations shall be determined by quotations in the Wall Street Journal most recently published, and if there shall be more than one such issue of United States Treasury obligations maturing nearest in time to such Term Loan Maturity Date, the "Applicable Yield to Maturity" shall be the arithmetic average of the yields to maturity of all such issues.

                                       (2)

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                  "Authorized Signer" means any of the Persons listed on the certificate to be delivered to Lender at Closing in accordance with Section
4.1.3 hereof or any replacement certificate with respect thereto subsequently delivered to Lender.

                  "Bankruptcy Code" means Title 11 of the United States Code as now or hereafter in effect, or any successor statute.

                  "Base Rate" shall mean, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day, or (b) the Federal Funds Effective Rate in effect on such day plus 1/2%. If for any reason Lender shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of Lender to obtain sufficient quotations in accordance with the terms thereof, the Base Rate shall be determined without regard to clause (b) of the preceding sentence, until the circumstances giving rise to such inability no longer exist.

                  "Base Rate Borrowing" and "Base Rate Loans" mean Advances bearing interest at a rate with reference to the Base Rate.

                  "Borrower" means Pennsylvania Real Estate Investment Trust, an unincorporated association in business trust form.

                  "Borrower Costs" means reasonable attorneys' fees and expenses incurred by Borrower in connection with the preparation or review of Mortgages.

                  "Business" shall have the meaning set forth in the Background to this Agreement.

                  "Business Day" means any week day except those on which commercial banks in Philadelphia are authorized by law to close.

                  "Calendar Quarter" means the three month period ending on the last day of March, June, September and December of each year.

                  "Capital Lease" means any lease of any property (real, personal or mixed) which, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of the lessee.

                  "Cash" means money, currency or a credit balance in a Deposit Account.

                                       (3)

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                  "Closing" and "Closing Date" mean the day on which all of the conditions set forth in Section 4.1 hereof have been satisfied.

                  "Code" means the Internal Revenue Code of 1986, as amended, from time to time, and any successor code or statute.

                  "Commitment Amount" means the aggregate amount of Lender's commitments (i) to lend under the Revolving Credit and (ii) to make Term Loans, which amount is $75,000,000 on the Closing Date, or such lesser amount as Borrower shall have determined pursuant to Section 2.2.8.3 hereof.

                  "Company-Prepared Consolidated Financial Statements" means an income and expense statement and balance sheet with respect to the operations and financial condition of Borrower, which consolidate each of Borrower's subsidiaries and Borrower's Percentage Interest in all Ventures during and as of the last day of each Fiscal Quarter, prepared and certified as true, correct and complete by Borrower's chief financial officer.

                  "Consolidated Liabilities" means, at any time, the sum of (i) all liabilities of Borrower, determined in accordance with GAAP, plus (ii) Borrower's applicable Percentage Interest in the total liabilities of each Venture, exclusive of any amount included in clause (i) plus (iii) the aggregate amount of indebtedness incurred in connection with construction in progress by Borrower or any wholly-owned subsidiary and Borrower's applicable Percentage Interest in all such indebtedness incurred by each Venture, to the extent any such indebtedness referred to in this clause (iii) is not included in clauses
(i) and (ii).

                  "Consolidated NOI" means, at any time, Funds From Operations, plus Interest Expense (from the most recent Company- Prepared Consolidated Financial Statements), which sum shall be appropriately adjusted on a rolling four Fiscal Quarter historical basis by the gross revenues and operating expenses for each income-producing property that was placed in service or disposed of by Borrower, by any wholly-owned subsidiary of Borrower, or by any Venture, during such period of four Fiscal Quarters. For any property placed in service after the acquisition of such property, the gross revenues and operating expenses thereof shall be measured on a pro-forma basis until Borrower, in the good faith exercise of its business judgment, determines that actual gross revenues and operating expenses have stabilized. Borrower's determination that actual revenues and operating expenses have stabilized shall be subject to Lender's reasonable approval. Adjustments as a result of

                                       (4)

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the disposal of any property shall be made on the basis of the actual gross revenues and operating expenses for such property.

                  "Contingent Liabilities" means, at any time, the sum of (i) all indebtedness of Borrower for borrowed monies (other than indebtedness for which Borrower's liability is limited solely to specific assets of Borrower that are financed by such indebtedness) plus (ii) all indebtedness of others for borrowed monies, to the extent that payment of such monies is guarantied by Borrower (excluding Borrower's Guaranty of its Percentage Interest in the Venture known as Laurel Mall Associates) minus (iii) any amounts included within the definition of "Consolidated Liabilities."

                  "Debt" means for any Person at any date, without duplication,
(i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments with an original maturity in excess of one year, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable and accrued liabilities, in each case arising in the ordinary course of business, (iv) all Debt of others secured by a lien on any asset of such Person, whether or not such Debt is assumed by such Person, and (v) all Debt of others guaranteed by such Person.

                  "Deposit Account" means a demand, time, savings, passbook or like account with a federally insured bank or savings and loan association, other than an account evidenced by a negotiable certificate of deposit.

                  "Designated Officer" means Glenn W. Gallagher or any other person designated in writing by Lender as its representative for the purpose of receiving notice hereunder.

                  "Dollars" and the symbol "$" mean the lawful money of the United States of America.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "Event of Default" means each of the events set forth in
Section 8.1 hereof.

                  "Federal Funds Effective Rate" means for any day the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the succeeding Business Day by the Federal Reserve Bank of Philadelphia, or, if such rate is not so published for any day which is a Business Day, the average of quotations for

                                       (5)

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the day of such transactions received by Lender from three Federal funds brokers of recognized standing selected by it.

                  "Fiscal Quarter" means a fiscal quarter of Borrower, currently ending on the last day of each November, February, May, and August.

                  "Fiscal Year" means the fiscal year of Borrower, which currently ends on August 31 of each year.

                  "Fixed Rate Term Loan" means each Term Loan with respect to which interest is charged at a rate that is fixed from the Funding Date thereof until the applicable Term Loan Maturity Date.

                  "Floating Rate Loan" means each Floating Rate Term Loan and each Revolving Credit Loan.

                  "Floating Rate Term Loan" means each Term Loan that is not a Fixed Rate Term Loan.

                  "Funding Date" means the Business Day on which an Advance of the Revolving Credit or of a Term Loan is made.

                  "Funds From Operations" means, at any time, Borrower's NOI less gains or losses from the sale, or the restructuring of any indebtedness secured by, real properties, plus depreciation and amortization, and after adjustments for unconsolidated entities in which Borrower holds an equity interest, plus provisions for losses.

                  "GAAP" means generally accepted accounting principles as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board as in effect on the date hereof, which are applicable to the circumstances as of the date of determination and which are applied on a consistent basis.

                  "Governmental Approvals" means all material authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to all governmental bodies.

                  "Guaranties" means Borrower's Guaranties of the Venture Loans in favor of Lender.

                                       (6)

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                  "Indebtedness" means all amounts due from Borrower to Lender pursuant to Article and otherwise arising out of or in connection with this Agreement or any other Loan Document.

                  "Initial Unencumbered Property Pool" means those Properties identified on Schedule 1.1.A attached hereto.

                  "Interest Expense" means all payments by Borrower with respect to interest on the Indebtedness or any other obligation of Borrower on which interest is paid, including the interest portion of Capital Leases.

                  "Interest Period" means that period of time applica- ble to an Adjusted LIBOR Borrowing as determined pursuant Section hereof.

                  "Interest Rate Determination Date" means each date for determining the interest rate for an Interest Period in respect of an Advance based on the Adjusted LIBOR. The Interest Rate Determination Date shall be the second London Business Day prior to the first day of the related Interest Period for an Adjusted LIBOR Loan.

                  "Interest Rate Option" means the Base Rate or the Adjusted LIBOR selected by Borrower for all or any part of the Loans as permitted by this Agreement.

                  "Last Reported Fiscal Year" means, at any time, the most recently concluded Fiscal Year of Borrower for which financial statements have been delivered to Lender.

                  "Lender" means CoreStates Bank, N.A.

                  "Lender's Costs" means all reasonable costs and expenses of any kind paid or incurred by Lender in connection with the preparation, execution, delivery, amendment, modification, administration or termination of this Agreement or any other Loan Document, any amendments thereto, any transaction contemplated herein or any existing or future related agreements and the reasonable costs and expenses of Lender in connection with the preservation, enforcement, defense and protection of Lender's rights, remedies, obligations and liabilities in any manner concerning this Agreement or any other Loan Document, any transaction contemplated herein or any existing or future related agreements, including, but not limited to: (a) reasonable attorneys' fees and other expenses paid or incurred by Lender in enforcing, obtaining legal advice in preparing, reviewing, consummating, amending, restructuring, extending, terminating, defending, or preserving or protecting Lender's rights, remedies,

                                                        (7)

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obligations or liabilities in any manner concerning, this Agreement, any Loan
Document or any amendments thereto, any transaction contemplated herein or any existing or future related agreements; and (b) wire transfer charges in such amounts as Lender may from time to time establish for such service; provided, however, that Lender's Costs shall not include any costs incurred by Lender in connection with the preparing or reviewing of the Mortgages.

                  "Letter of Credit" means a letter of credit issued pursuant to
Section 2.1.8 hereof.

                  "LIBOR" means the rate per annum at which deposits of Dollars are offered to Lender by prime banks in the London Eurodollar interbank market at or about 11:00 A.M. local time in such interbank market, two London Business Days prior to the first day of the applicable Interest Period for a period equal to the period of such Interest Period in an amount substantially equal to the principal amount requested to be lent as, maintained as or converted to an Adjusted LIBOR Loan.

                  "Loan Documents" means this Agreement, any Letters of Credit, the Note, the Guaranties, the Venture Notes, the Mortgages and every other certificate or agreement of Borrower in favor of Lender delivered pursuant to this Agreement.

                  "Loan(s)" means the aggregate of all Advances under the Revolving Credit and all Term Loans.

                  "London Business Day" means any Business Day on which commercial banks are open for international business (including dealings in Dollar deposits) in London and Philadelphia.

                  "Materially Adverse Effect" means, with respect to Borrower, a materially adverse effect upon the business, assets, financial condition, or results of operations of the Borrower and its subsidiaries taken as a whole, or Borrower's ability to perform Borrower's obligations under the Loan Documents in accordance with their respective terms.

                  "Maximum Available Credit" means the maximum amount of Loans which may be outstanding under this Agreement as determined in accordance with
Section 2.2.12 hereof.

                  "Mortgage" means a mortgage and security agreement in substantially the form of Exhibit 1.1.B attached hereto or a deed of trust and security agreement in similar form, in each case appropriately modified in order to conform to the customs and practices of

                                       (8)

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the jurisdiction in which the Property that is to be encumbered by such instrument is located.

                  "NOI" means Borrower's, plus Borrower's applicable Percentage Interest of each Venture's, gross revenue minus operating and servicing expenses derived from the operation by Borrower, or by any wholly-owned subsidiary or Venture, of income-producing property wholly-owned by Borrower, a subsidiary of Borrower or Venture during, and as shown on the financial statements for, the Last Reported Fiscal Year, before Interest Expense, depreciation and amortization.

                  "Note" means the note of Borrower in favor of Lender to evidence Borrower's repayment obligations under this Agreement with respect to the Revolving Credit and all Term Loans.

                  "Notice of Borrowing" means a notice substantially in the form of Schedule 2.2.2 attached hereto and made a part hereof.

                  "Notice of Rate Election" means a notice substan- tially in the form of Schedule 2.2.3 attached hereto and made a part hereof.

                  "PBGC" means the Pension Benefit Guaranty Corporation.

                  "Percentage Interest" means, with respect to each Venture, the aggregate ownership interests of Borrower and any wholly-owned subsidiary of Borrower in such Venture.

                  "Permitted Lien" means (i) liens for taxes, assess- ments or governmental charges or claims which are not overdue or which are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, if a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor; (ii) statutory liens of carriers, warehouse- men, mechanics, materialmen, repairmen, suppliers and other like liens incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, if a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor;
(iii) liens (other than any lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation or unemployment insurance and other types of social security; (iv) liens incurred or deposits made to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business (exclusive of obligations

                                       (9)

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for the payment of borrowed money); (v) any judgment lien; provided that, within
45 days after the entry of the judgment secured thereby, such judgment shall be discharged or execution thereof shall be stayed pending appeal; and further provided that such judgment shall be discharged within 45 days after the expiration of any such stay; (vi) the rights of tenants under leases or subleases not interfering with the ordinary conduct of the Business of Borrower;
(vii) easements, rights-of-way, encroachments, zoning provisions, covenants, conditions, restrictions and other similar charges, encumbrances and governmental restrictions not interfering with the ordinary conduct of the business of Borrower; and (viii) liens created pursuant to the Loan Documents.

                  "Person" means an individual, corporation, partner- ship, joint venture, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

                  "Prepayment Premium" means, with respect to each prepayment of a Loan by Borrower, the additional compensation determined in accordance with
Section 2.2.8.1(e) hereof.

                  "Prime Rate" means that rate of interest per annum announced by Lender from time to time as its "prime rate" which may not represent the lowest rate charged by Lender to other borrowers, or to any class of borrowers, at any time, or from time to time.

                  "Pro Forma Debt Service" means, with respect to any period of time, the aggregate amount of principal payments and interest during such period on Consolidated Liabilities, calculated using the greater of (i) Actual Debt Service or (ii) the amount of interest and principal payable, based on a 25 year amortization schedule, on the principal amounts of such long term debt at a rate of interest equal to the current yield to maturity of United States Treasury obligations having a 10 year maturity plus two percent per annum, exclusive of the amount of any final payment of principal which would exceed the periodic payments of principal on such debt.

                  "Project Specific Information" means an income and expense statement and balance sheet with respect to individual income producing real properties owned by Borrower or any subsidiary, and Borrower's Percentage Interest in any Venture's income producing real property, disclosing gross rental revenues, operating expenses, mortgage interest, depreciation and amortization expenses and net operating income.

                  "Properties" means all real estate owned, leased or occupied at any time by Borrower, any subsidiary of Borrower, or any Venture, and "Property" means any single parcel of such real estate.

                                      (10)

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                  "Reserve Percentage" means for any day that maximum percentage
(expressed as a decimal), whether or not incurred, which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System, for determining the reserve requirement for a member bank of the Federal Reserve System in Philadelphia with respect to the Adjusted LIBOR "Eurocurrency liabilities" (as such term is defined in Regulation D) (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Adjusted LIBOR Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Lender to United States residents).

                  "Revolving Credit" means the facility under which Advances may be borrowed, repaid and reborrowed, Venture Loans may be extended, and Letters of Credit may be issued and paid, in the maximum amount of $20,000,000, all as more fully described in Article 2 hereof.

                  "RICO" means the Racketeer Influenced and Corrupt Organization Act, as amended by the Comprehensive Crime Control Act of 1984, 18 USC ss.ss.1961-68.

                  "Rules" means any law, regulation, or rule of practice whether or not having the force of law by which any Lender is bound or to which it adheres.

                  "Secured Loan Agreement" means the Secured Loan Agreement dated November 9, 1994, among Borrower, Lender, Meridian Bank, Midlantic Bank, PNC Bank, National Association, and CoreStates Bank, N.A., as Agent, as at any time thereafter amended.

                  "Senior Liabilities" means Borrower's obligations to Lender to repay the Indebtedness.

                  "Substituted Unencumbered Property" means any Property that hereafter is made part of the Unencumbered Property Pool pursuant to Section 3.3 hereof.

                  "Tangible Net Worth" means, at any time, the sum of (i) Borrower's beneficiaries' equity (less the value of treasury stock and debt convertible into Borrower's capital stock); (ii) Borrower's cumulative retained earnings; and (iii) Borrower's, and Borrower's Percentage Interest in any Venture's, accumulated depreciation and amortization; less all intangible assets carried on the books of Borrower.

                                      (11)

                  "Term Loan" means each extension of credit made by Lender to Borrower pursuant to Section 2.1.2 hereof of this Agreement.

                  "Term Loan Credit" means the facility under which Term Loans may be extended by Lender, in the maximum aggregate amount of $55,000,000, all as more fully described in Article 2 hereof.

                  "Term Loan Maturity Date" means the date, selected by Borrower pursuant to Section 2.1.2 hereof, on which a Term Loan is scheduled to mature.

                  "Termination Date" means (i), with respect to the Revolving Credit, August 31, 1998, and (ii) with respect to the Term Loan Credit, August 31, 2001, or such extension thereof agreed to in writing by Lender.

                  "Unencumbered Property Pool" means, at any time, (i) those Properties that are part of the Initial Unencumbered Property Pool and are then unencumbered and wholly-owned by Borrower and (ii) all Substituted Unencumbered Properties that are then unencumbered and wholly-owned by Borrower, but excluding from the Properties identified in clauses (i) and (ii) (A) such Properties as are necessary in order that the combined average occupancy rate of the Unencumbered Property Pool, as of the last day of the most recently concluded Fiscal Quarter, is not less than 80% and (B) such other Properties that may have been withdrawn by Borrower pursuant to Section 3.3 hereof.

                  "Unmatured Event of Default" means and refers to any event, act or occurrence which with the passage of time or giving of notice or both becomes an Event of Default.

                  "Unused Fee" means the fees provided for in Section 2.1.6 hereof.

                  "Venture" means each partnership, joint venture or other entity in which Borrower or any wholly-owned subsidiary of Borrower has a 50% or more beneficial, or other controlling, ownership interest.

                  "Venture Borrower" means Rancocas Limited Partnership and any other Venture to which Lender may hereafter make a Venture Loan.

                  "Venture Loans" means the Loans or commitments for Loans made by Lender to Ventures at the request of Borrower pursuant hereto, including, without limitation, the following:

                                      (12)

                 Venture                                Maximum Credit

        Rancocas Limited Partnership                    $ 3,000,000

                  "Venture Note" means a promissory note executed by a Venture to evidence any Venture Loan.

                  1.2 Construction of Definitions. All terms defined herein shall be construed to include the plural or the singular, and references to persons in the masculine or neuter gender shall refer to all persons or entities, as the context requires.

                  1.3 Accounting Reports and Principles. Except for Company-prepared Consolidated Financial Statements, the character or amount of any asset, liability, account or reserve and of any item of income or expense to be determined, and any consolidation or other accounting computation to be made, and the construction of any definition containin g a financial term, pursuant to this Agreement or any other Loan Document, shall be construed, determined or made, as the case may be, in accordance with GAAP, consistently applied, unless such principles are inconsistent with any express provision of this Agreement.

                  1.4 Business Day. Whenever any payment or other obligation hereunder, whether under the Note or under another Loan Document, is due on a day other than a Business Day, such shall be paid or performed on the Business Day next following the prescribed due date, except as otherwise specifically provided for herein to the contrary, and such extension of time shall be included in the computation of interest and charges. Any reference made herein or in any other Loan Document to an hour of day shall refer to the then prevailing Philadelphia, Pennsylvania time, unless specifically provided herein to the contrary.

                  1.5 Charging Accounts. Whenever Borrower is obligated, pursuant to Article , hereof, or pursuant to the Note or any other Loan Document, to make payments of any nature to Lender, Lender shall be entitled, and Borrower hereby authorizes Lender to draw against any Deposit Account owned by Borrower at Lender on account of such fees and expenses or payments due. By 10:00 a.m. on the date on which any draw is made, Lender shall deliver to Borrower a notice setting forth, in reasonable detail, the amount of the fees, expenses and/or payments to be satisfied by such draw, and the name or number of the account or accounts from which the draw was made.

                  1.6 Lender's Costs. Borrower shall, upon the request of Lender, pay Lender the amount of all unpaid Lender's Costs within fifteen days after such notice. Until paid, all past due and owing

                                      (13)
interest payments, fees and all past due Lender's Costs shall be deemed to be part of the principal balance of the Loan, bear interest at the rate applicable to Base Rate Loans.

                  1.7 Other Terms. The words "herein", "hereof", "hereunder" and other words of similar import refer to this Agreement as a whole, including the exhibits hereto, as the same may from time to time be amended, modified or supplemented, and not to any particular section, subsection or clause contained in this Agreement. Any reference to an "Article", a "Section", an "Exhibit" or "Schedule" shall refer to the relevant Article of, Section of, Exhibit to or Schedule to this Agreement, unless otherwise specifically indicated.

                                    ARTICLE 2

                                    THE LOAN

                  2.1 Revolving Credit and Term Loan Credit.

                  2.1.1 Extension of Revolving Credit. Provided that no Event of Default or Unmatured Event of Default has occurred and is continuing and subject to the terms and conditions set forth herein, commencing on the Closing Date and expiring on the Termination Date, Lender shall extend to Borrower the Revolving Credit pursuant to which Lender shall make Advances to Borrower up to $20,000,000 (or such lesser amount to which the Revolving Credit shall be reduced pursuant to Section 2.2.8.3 hereof), which Borrower may from time to time, borrow, repay and reborrow.

                  2.1.2 Term Loans. Provided that no Event of Default or Unmatured Event of Default has occurred and is continuing and subject to the terms and conditions set forth herein, commencing on the Closing Date and expiring on the Termination Date, Lender shall, from time to time, extend Term Loans to Borrower, which Term Loans shall mature on the applicable Term Loan Maturity Dates elected by Borrower in accordance with Section 2.2.15 hereof.

                  2.1.3 Payment of Principal.

                  2.1.3.1 The entire outstanding principal balance of the Revolving Credit shall be paid in full on the Termination Date. In the event the principal amount of all outstanding Advances that were not made as or converted to Term Loans and the face amount of Letters of Credit issued and outstanding under Section 2.1.8 hereof at any time exceeds $20,000,000 in the aggregate, Borrower shall immediately pay such excess to Lender, without demand or notice.

                                      (14)

                  2.1.3.2 The principal of each Term Loan shall be paid in consecutive monthly installments, commencing on the first Business Day of the second calendar month after the Funding Date of such Term Loan and on the first Business Day of each calendar month thereafter, to and including the month in which the applicable Term Loan Maturity Date occurs. The amount of each such monthly installment shall be determined by an amortization schedule, prepared by Lender, that fully amortizes the principal amount of the Term Loan that was outstanding on the Funding Date thereof (subject to recalculation in accordance with the next following sentence) in 300 level monthly payments of principal and interest, with interest calculated (i) at the rate of 8.0% per annum, on Floating Rate Term Loans and (ii) at the rate of interest that is charged on the subject Fixed Rate Term Loan. If a Floating Rate Term Loan is subsequently converted to a Fixed Rate Term Loan, the monthly principal payments payable thereon shall be recalculated by Lender in accordance with this Section 2.1.3.2 based on the fixed rate of interest then payable on such Fixed Rate Term Loan, but the amortization period for such recalculation shall be reduced to 300 minus the number of monthly installments of principal of the Floating Rate Term Loan that were theretofore payable. The entire outstanding principal balance of each Term Loan shall be due and payable on the applicable Term Loan Maturity Date.

                  2.1.4 Payment of Interest. Interest on the Revolving Credit and all Term Loans shall be payable monthly, subject to Section 2.2.9 hereof in arrears to the last Business Day of each month, with the first payment to be made on the first Business Day of the month next following the Closing Date, and continuing thereafter on the first Business Day of each month.

                  2.1.5 Interest Rate Option and Notice of Rate Election. Advances shall bear interest on the unpaid principal balance thereof from the Funding Date to maturity (whether by acceleration or otherwise): (i) with respect to Base Rate Loans at the Base Rate per annum (calculated on the basis of a 360-day year and charged for the actual number of days elapsed); (ii) with respect to Adjusted LIBOR Loans at the Adjusted LIBOR on the relevant Interest Rate Determination Date plus one and eighty-five one-hundredths percent (1.85%) per annum (calculated on the basis of a 360-day year and charged for the actual number of days elapsed); and (iii) with respect to Fixed Rate Term Loans, which loans shall not become available until Borrower's notice to Lender that Borrower requests the Fixed Rate Interest Rate Option to become available, along with the payment to Lender of $110,000, if said amount has not previously been paid to Lender on the first anniversary of the date of this Agreement in accordance with
Section 4.1.10 hereof, the applicable rate quoted by Lender (which shall be Lender's then-

                                                        (15)
current market rate of interest for similar loans) and accepted by Borrower. The applicable basis for determining the Interest Rate Option with respect to each Advance shall be selected by Borrower at the time a Notice of Borrowing or Notice of Rate Election is given pursuant to Sections 2.2.2, and hereof.

                  2.1.6 Unused Fee. Borrower agrees to pay to Lender a fee at an annual rate equal to one quarter of one percent (0.25%) per annum of the aggregate daily average unused portion of the Revolving Credit after Closing and until the Termination Date, payable in arrears, such payments to be made first on the last day of the Calendar Quarter in which Closing occurs and thereafter on the last day of each Calendar Quarter and on the Termination Date.

                  2.1.7 Note. To evidence Borrower's obligations under the Revolving Credit and all Term Loans, Borrower shall execute and deliver the Note to Lender.

                  2.1.8 Letters of Credit. Upon receipt of a properly executed Notice of Borrowing submitted by Borrower to Lender at least five Business Days before the date of issuance, Lender shall issue a Letter or Letters of Credit to a beneficiary designated by Borrower, for the purpose of collateralizing such of Borrower's obligations as are required to be secured by a Letter of Credit. The aggregate face amount of issued Letters of Credit under this subsection 2.1.8 shall not exceed $5,000,000 at any time. Letters of Credit may provide for automatic renewal absent termination by Lender, provided however, no Letter of Credit hereunder shall be issued with an expiration date exceeding one year and no Letter of Credit shall be issued with an expiration date after the Termination Date. Each Letter of Credit shall be subject to the terms and conditions of Lender's standard unsecured application and agreement in effect at the time of the issuance of the Letter of Credit, the current form of which is attached hereto as Schedule 2.1.8.

                  2.1.8.1 Letter of Credit Fee. Borrower agrees to pay to Lender a letter of credit fee at an annual rate of 1.5% of the principal face amount of each issued Letter of Credit, payable quarterly in arrears.

                  2.1.8.2 Reduction of Available Revolving Credit. Letters of Credit shall reduce, dollar-for-dollar, the available borrowings under the Revolving Credit and, upon the termination thereof, shall increase the available borrowings, subject to the maximum amount of the Revolving Credit as provided herein.

                                      (16)

                  2.1.8.3 Draws under Letter of Credit. All draws under Letters of Credit shall be deemed to be Advances to be repaid in accordance with the provisions of subsection 2.1.3 hereof.

                  2.1.8.4 Other Documents. Borrower agrees to execute and deliver such documents and instruments as Lender may require in connection with each Letter of Credit.

                  2.1.9 Venture Loans. Provided that no Event of Default or Unmatured Event of Default has occurred and is continuing, and subject to the terms and conditions set forth herein, commencing on the Closing Date and expiring on the Termination Date, Borrower may request that Loans be made to any Venture, and Lender shall extend to such Venture such Venture Loan; provided, however, that the aggregate face amount of all outstanding Venture Loans shall not exceed $15,000,000 at any one time, except that the aforesaid $15,000,000 sublimit and the available borrowings under the Revolving Credit shall be reduced, dollar for dollar, by the amount that is outstanding from time to time under the Promissory Note dated May 2, 1992, as amended, made by Turren Associates in favor of CoreStates Bank, N.A. (the "Turren Note"), and by the amount that is outstanding under the Promissory Notes dated November 3, 1994 made by VLRC Associates in favor of CoreStates Bank, N.A. and the other Lender parties to the Revolving Credit Agreement dated November 3, 1994 (the "VLRC Notes") until the Turren Note or the VLRC Note is replaced with a Venture Note executed by Turren Associates or VLRC Associates, as applicable, in favor of Lender in a principal amount at least equal to such outstanding amounts, and, in the case of the execution of a Venture Note by Turren Associates, the execution of a Guaranty on the same terms as the Guaranty dated May 5, 1992 executed in connection with the Turren Note (exclusive of the Addendum to Guaranty of even date). On the Funding Date of any Venture Loan, Borrower shall cause the Venture which is to be the borrower of such Venture Loan to execute and deliver to Lender a promissory note in the form attached hereto as Schedule 2.1.9A in the principal amount of such Venture Loan and Borrower shall execute and deliver to Lender a guaranty or guaranties of such Venture Loan in the form attached hereto as Schedule 2.1.9B. Each Venture Loan shall reduce, dollar for dollar, the available borrowings under the Revolving Credit. With respect to each Venture Loan, the applicable Venture shall select one Interest Rate option for the entire principal amount thereof that is outstanding at any time, except that any subsequent extension of credit made by Lender to a Venture during an Interest Period shall bear interest at the Base Rate until the expiration of the relevant Interest Period.

                                      (17)

                  2.2 General Provisions.

                  2.2.1 Intentionally Omitted.

                  2.2.2 Notice of Borrowing. Subject to the provi- sions of this
Article 2, whenever Borrower desires to borrow under this Agreement, or to convert any Revolving Credit Loan to a Term Loan, Borrower shall deliver by telecopy to Agent a properly completed and executed Notice of Borrowing with respect to (i) Adjusted LIBOR Loans no later than 11:00 A.M. at least three London Business Days in advance of the proposed Funding Date, or (ii) Base Rate Loans and Fixed Rate Term Loans no later than 11:00 A.M. at least one Business Day in advance of the proposed Funding Date. The Notice of Borrowing shall specify (i) the proposed Funding Date (which shall be a Business Day), (ii) the amount of the proposed Advance, if any, and whether such Advance is to be a Term Loan, (iii) which Revolving Credit Loan, if any, is to be converted to a Term Loan, (iv) whether an Advance, if it is to be Revolving Credit Loan, is initially to consist of Base Rate Loans, Adjusted LIBOR Loans or a combination thereof, (v) whether a Term Loan is initially to be a Base Rate Loan, an Adjusted LIBOR Loan, or a Fixed Rate Term Loan; and (vi) if such Advance, or any portion thereof, is initially to be one or more Adjusted LIBOR Loans, the amounts thereof and the initial Interest Periods therefor; provided that the minimum amount of Advances shall be $100,000 for Base Rate Loans and $1,000,000 for Adjusted LIBOR Loans, except for Venture Loans, which may be less than the foregoing minimums, that the minimum amount of Term Loans shall be $5,000,000, and that at no time shall the aggregate number of Interest Periods, Base Rate Loans and Fixed Rate Term Loans, excluding Venture Loans, that Lender shall be required to administer at any time exceed twelve (12). Subject to the foregoing limitations, Floating Rate Loans may be continued as or converted into Adjusted LIBOR Loans or Fixed Rate Term Loans in the manner provided in Section 2.2.3 hereof upon the submission to Lender of a properly completed and executed Notice of Rate Election.

                  A Notice of Borrowing or a Notice of Rate Election for an Adjusted LIBOR Loan shall be irrevocable on and after the related Interest Rate Determination Date, and Borrower shall be bound to make, continue or convert to an Adjusted LIBOR Loan in accordance therewith.

                  2.2.3 Notice of Rate Election; Failure to Give Notice. Whenever Borrower desires to change or continue the Interest Rate Option on a Floating Rate Loan, Borrower shall deliver to Agent a Notice of Rate Election with respect to Adjusted LIBOR Loans no later than 11:00 A.M. at least three London Business Days in advance of the proposed change or continuation. Whenever Borrower desires to

                                      (18)
convert a Floating Rate Term Loan to a Fixed Rate Term Loan, Borrower shall deliver to Agent a Notice of Rate Election no later than 11:00 A.M. at least one Business Day in advance of the proposed conversion. No notice shall be necessary to continue any Base Rate Loan at the Base Rate. The Notice of Rate Election shall specify: (i) the proposed date of change or continuation or conversion (which shall be a Business Day); (ii) the Floating Rate Loan and amount thereof affected; (iii) whether such interest rate change or continuation is to consist of Fixed Rate Term Loans, Adjusted LIBOR Loans or a combination thereof; and
(iv) the Interest Periods therefor. If at the termination of any Interest Period Borrower has failed to submit a Notice of Rate Election, as aforesaid, to convert or to continue Adjusted LIBOR Loans at the interest rate that is based on Adjusted LIBOR, then such Adjusted LIBOR Loans shall automatically be and become Base Rate Loans as of the termination of the relevant Interest Period.

                  Upon the expiration of any Interest Period applicable to portions of the Revolving Credit bearing interest based on the Adjusted LIBOR, such portions of the Revolving Credit shall be deemed repaid and reborrowed upon the submission to Agent of a properly completed and executed Notice of Rate Election pertaining thereto within the requisite time periods for a change or continuation of an Interest Rate Option, and the succeeding Interest Period(s) of such continued portions of the Revolving Credit shall commence on the first day of the Interest Period of the portions of the Revolving Credit deemed to be reborrowed and continued.

                  Adjusted LIBOR Loans may be converted into Base Rate Loans or Fixed Rate Term Loans only on the expiration date of an Interest Period applicable thereto. In addition, no outstanding portions of the Revolving Credit or any Floating Rate Term Loan may be continued as, or be converted into, Adjusted LIBOR Loans, and no Revolving Credit Loan may be converted to a Term Loan, when any Event of Default or Unmatured Event of Default has occurred and is continuing.

                  If on any day portions of the Revolving Credit are, or any Term Loan is, outstanding with respect to which a Notice of Rate Election has not been delivered to Agent in accordance with the terms of this Agreement specifying the basis for determining the Interest Rate Option, then such portions of the Revolving Credit, and such Term Loan, shall bear interest at the Base Rate.

                  2.2.4 Funding. Upon satisfaction of the conditions precedent specified in Section 4.2, not later than 11:00 A.M. on the Funding Date specified in the Notice of Borrowing, Lender shall make such Advance available to Borrower on the Funding Date

                                      (19)
pertaining thereto by depositing the amount thereof in the designated account of Borrower with Lender.

                  2.2.5 Interest Periods. In connection with each Adjusted LIBOR Loan, Borrower shall elect an Interest Period to be applicable to such Loan, which Interest Period shall be either a one, two, three, or six month period; provided that:

                  2.2.5.1 the first Interest Period for any Adjusted LIBOR Loan shall commence on the Funding Date of such Adjusted LIBOR Loan;

                  2.2.5.2 except as provided in subsection 2.2.5.3 hereof, if an Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day;

                  2.2.5.3 any Interest Period in respect of an Adjusted LIBOR Loan which: (i) begins on the last Business Day of a calendar month (or a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month, or (ii) would expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in that month, such Interest Period shall expire on the last Business Day of the month;

                  2.2.5.4 no Interest Period, with respect to any Revolving Credit Loan, shall extend beyond the Termination Date or, with respect to any Floating Rate Term Loan, shall extend beyond the applicable Term Loan Maturity Date.

                  2.2.6 Post-Maturity Interest. Any principal pay- ments on the Loans not paid when due and, to the extent permitted by applicable law, any interest payment on the Loans not paid when due, and any other amount due to Lender under this Agreement or any other Loan Document not paid when due, in any case whether at stated maturity, by notice of prepayment, by acceleration or otherwise, shall thereafter bear interest payable upon demand at a rate which is 2% per annum in excess of the applicable Interest Rate until the expiration of the then applicable Interest Period, if any, and after the expiration of the then applicable Interest Period, if any, at a rate which is 2% per annum in excess of the Base Rate.

                                      (20)

                  2.2.7 Adjusted LIBOR, Base Rate, and Fixed Rates.

                  2.2.7.1 Lender shall give Borrower prompt notice of the Adjusted LIBOR determined for an Interest Period, and absent manifest error, each determination of such rates by Agent shall be conclusive and binding for all purposes hereof. Lender shall give Borrower prompt notice, following each request therefor from Borrower, of the then applicable rate of interest available for Fixed Rate Term Loans (determined as set forth in Section 2.1.5(iii)) with the available Term Loan Maturity Date requested by Borrower, which offered rate of interest shall be available to Borrower for a period of two (2) Business Days, provided that Borrower delivers to Lender within such two
(2) Business Day period an appropriate Notice or Notices of Borrowing or of Rate Election, as appropriate.

                  2.2.7.2 If Borrower requests that all or any portion of the outstanding Revolving Credit or all of a Term Loan bear interest at the Adjusted LIBOR and (i) Lender determines that, by reason of circumstances affecting the interbank Eurodollar market generally, deposits in U.S. Dollars (in the applicable amounts) are not being offered to banks in the interbank Eurodollar market for the selected Interest Period, or (ii) certifies that the relevant rates of interest referred to in the definition of Adjusted LIBOR do not accurately reflect the cost to Lender of making or maintaining Adjusted LIBOR Loans for the Interest Periods therefor, then Lender shall forthwith give notice thereof to Borrower, whereupon until Lender notifies Borrower that the circumstances giving rise to such suspension no longer exist, (a) the obligation of Lender to permit applicable portions of the Revolving Credit to bear interest at the Adjusted LIBOR shall be suspended so long as such circumstances exist, and (b) Borrower shall convert the interest rates on the applicable portions of the outstanding Revolving Credit to the Base Rate or the available Adjusted LIBOR on the last day of the then current Interest Period.

                  2.2.7.3 If, after the date of this Agreement, the adoption of or any change in Rules, or change in the interpretation or administration thereof, by a governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Lender with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for Lender to make or maintain or fund loans at the Adjusted LIBOR, Lender shall promptly notify Borrower and the interest rates on the applicable portions of the outstanding Revolving Credit or a Floating Rate Term Loan shall be deemed to have been converted to the Base Rate, or the Adjusted LIBOR, whichever is available, on either (i) the last day of the then current Interest

                                      (21)

Period if Lender may lawfully continue to maintain loans at the Adjusted LIBOR to such day, or (ii) immediately if Lender may not lawfully continue to maintain loans at the Adjusted LIBOR to such day. Lender will use its best efforts to designate a different lending office if such office may lawfully continue to maintain loans at the Adjusted LIBOR through the end of the then current Interest Period. After Borrower's receipt of notice of the illegality or impossibility for Lender to make, maintain or fund loans at the Adjusted LIBOR, Borrower shall not request future Adjusted LIBOR Loans until the Lender shall have notified Borrower of the absence or removal of such illegality or impossibility.

                  2.2.7.4 If, after the date of this Agreement, any governmental authority, central bank or other comparable authority shall at any time impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), any tax (including without limitation, any United States interest equalization tax or similar tax however named applicable to the acquisition or holding of debt obligations and any interest or penalties with respect thereto), duty, charge, fee, deduction, withholding, special deposit or similar requirement against assets of, deposits with, or for the account of, or credit extended by, Lender, or shall impose on Lender or the interbank Eurodollar market any other condition affecting loans at the Adjusted LIBOR, and the result of any of the foregoing is to increase the cost to Lender of making or maintaining the interest rate at the Adjusted LIBOR or to reduce the amount of any sum received or receivable by Lender under this Agreement, the Note or the Venture Notes by an amount deemed by Lender to be material, then within five days after demand by Lender, Borrower shall pay to Lender such additional amount or amounts as will compensate Lender for such increased cost or reduction. Lender will promptly notify Borrower of any event of which it has knowledge occurring after the date hereof, which will entitle Lender to compensation pursuant to this subsection 2.2.7.4. A certificate of Lender claiming compensation under this subsection 2.2.7.4 and setting forth the additional amount or amounts to be paid to Lender hereunder shall be conclusive in the absence of manifest error.

                  2.2.7.5 The Adjusted LIBOR shall be adjusted automatically on and as of the effective day of any change in the relevant Reserve Percentage.

                  2.2.7.6 Promptly upon notice from Lender to Borrower, Borrower will pay, prior to the date on which penalties attach thereto, all present and future stamp, documentary and other similar taxes, levies, or costs and charges whatsoever imposed, assessed, levied or collected on or in respect of the Loans solely as

                                      (22)
a result of the interest rate being determined by reference to the Adjusted LIBOR and/or the provisions of this Agreement relating to the Adjusted LIBOR and/or the recording, registration, notarization or other formalization of any thereof and/or payments of principal, interest or other amounts made on or in respect of a Loan when the interest rate is determined by reference to the Adjusted LIBOR (all such taxes, levies, costs and charges being herein collectively called "Eurodollar Rate Tax"). Promptly after the date on which payment of any such Eurodollar Rate Tax is due pursuant to applicable law, Borrower will, at the request of Lender, furnish to Lender evidence, in form and substance satisfactory to Lender, that Borrower has met its obligation under this subsection 2.2.7.6. Borrower will indemnify Lender against, and reimburse Lender on demand for, any Eurodollar Rate Tax, as determined by Lender in its good faith discretion. Lender shall provide Borrower with appropriate receipts for any payments or reimbursements made by Borrower pursuant to this subsection
2.2.7.6. A certificate of Lender as to any amount payable pursuant to this Section shall, absent manifest error, be final, conclusive and binding on all parties hereto.

                  2.2.7.7 If Lender shall determine that (i) any current Rule, law, regulation, or guideline, the adoption or imposition of any Rules, law, regulation, or guideline any change in any Rules, law, regulation or guideline, or the adoption, imposition or change in the interpretation or administration thereof by a governmental authority, central bank or comparable agency charged with the interpretation and administration thereof, or (ii) compliance by Lender (or any lending office or any holding company of Lender) with any request, guideline or directive whether or not having the force of law regarding special deposit, capital adequacy, risk based capital, capital or reserve maintenance, capital ratio, or similar requirements against loans or loan commitments or any commitments to extend credit or other assets of or any deposits or other liabilities taken or entered into by Lender (including the capital adequacy guidelines promulgated by the Board of Governors of the Federal Reserve System) and the result of any event referred to in clauses (i) or (ii) above (x) shall be to increase the cost to Lender of making or maintaining, or to impose upon Lender or increase any capital requirement applicable as a result of the making or maintenance of, the Loan or the obligation of Borrower hereunder or (y) has or would have the effect of reducing the rate of return or amounts receivable hereunder on any Loan as a consequence of Lender's obligations pursuant to this Agreement or Loans made by Lender pursuant hereto to a level below that which Lender (or Lender's holding company) could have achieved but for such adoption, imposition, change or compliance (taking into consideration Lender's policies and the policies of Lender's holding company with respect to capital adequacy) by an amount deemed by such holder to be material (which

                                      (23)
adoption, imposition, change, or increase in capital requirements or reduction in amounts receivable may be determined by Lender's reasonable allocation of the aggregate of such cost increase, capital increase or imposition or reductions in amounts receivable resulting from such events), then, from time to time, Borrower shall pay to Lender, on demand by Lender as set forth below, such additional amount or amounts as will be necessary to restore the rate of return to Lender from the date of such change, together with interest on such amount from the date demanded until payment thereof in full at the rate provided in this Agreement. Lender (or Lender's holding company) shall be entitled to compensation pursuant to this Section 2.2.7.7. A certificate of Lender claiming compensation under this Section 2.2.7.7 and setting forth the increased cost, reduction in amounts receivable, additional amount or amounts necessary to compensate Lender (or Lender's holding company) hereunder shall be delivered to Borrower and shall be conclusive in the absence of manifest error. Borrower shall pay Lender the amount shown as due on any such certificate delivered by Lender within 10 days after Borrower's receipt of same. If Lender demands compensation under this Section, Borrower may, upon 10 Business Days' prior notice to Lender, prepay in full, in accordance with Section 2.2.8 hereof, the then outstanding: (i) Base Rate Loans together with accrued interest thereon to the date of prepayment without penalty; and (ii) Adjusted LIBOR Loans and Fixed Rate Term Loans, together with accrued interest thereon to the date of prepayment along with a prepayment premium in an amount equal to the amount of any funding loss actually incurred by Lender as a direct result of such prepayment, as determined by Lender in good faith, in each case payable to Lender. Concurrently with prepaying such Base Rate Loans or Adjusted LIBOR Loans, Borrower may, subject to the terms of this Agreement, borrow from Lender Advances at an Interest Rate Option not so affected.

                  2.2.7.8 Failure on the part of Lender to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any period shall not constitute a waiver of Lender's right to demand compensation with respect to such period or any other period. The protection of this Section shall be available to Lender regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, guideline or other change or condition which shall have occurred or been imposed.

                  2.2.7.9 The Base Rate shall be determined and adjusted daily.

                  2.2.8 Prepayment; Repayments; Prepayment Premium.

                                      (24)

                  2.2.8.1 Voluntary Prepayments. In connection with each voluntary prepayment:

                           (a) Borrower shall provide Lender with at least one

(1) Business Day prior notice of Borrower's intention to prepay, specifying the amount and date of such payment.

                           (b) Borrower shall concurrently with any prepayment

in full of the Revolving Credit pay the full amount of all interest accrued on the Revolving Credit and accrued fees (including without limitation the Unused Fee attributable to the expired portion of the period with respect to which such fees have not yet been paid), and payments received shall be applied first to fees, then to accrued interest and thereafter in reduction of principal.

                           (c) Borrower shall concurrently with the prepayment

in full of any Term Loan pay the full amount of any accrued interest thereon, and payments received shall be applied first to accrued interest and thereafter in reduction of principal.

                           (d) Each prepayment of principal shall be in an

amount equal to the lesser of (i) One Million Dollars ($1,000,000.00) (exclusive of the interest and fees payable in connection therewith and of the other amounts payable pursuant to this Agreement upon a prepayment) or (ii) the amount required to pay in full any outstanding Term Loan (in which event such prepayment shall be applied in payment of such Term Loan).

                           (e) Borrower acknowledges that if Borrower makes a

prepayment of any Term Loan or any Revolving Credit Loan that is an Adjusted LIBOR Loan (whether voluntary or mandatory), Lender will not likely be able to reinvest promptly the amount so prepaid in a loan of comparable creditworthiness and on terms equivalent to the terms hereof. Accordingly, if a Term Loan or any Revolving Credit Loan that is an Adjusted LIBOR Loan is prepaid, Borrower shall pay to Lender, concurrently with such prepayment, a Prepayment Premium determined as follows:

                                (I) If the prepayment is made with respect to a

Fixed Rate Term Loan and is made during the first half of the period from the applicable Funding Date to the applicable Term Loan Maturity Date, the Prepayment Premium shall be calculated as follows:

                                On the date of prepayment, the remaining

payments of principal and interest that would otherwise have become payable on such Fixed Rate Term Loan shall be discounted to a present value at a rate per annum equal to the Applicable Yield

                                                        (25)
to Maturity on such date of prepayment, and if such discounted value shall exceed the unpaid principal amount of such Fixed Rate Term Loan being prepaid, the Prepayment Premium shall be an amount equal to such excess; otherwise no Prepayment Premium shall be payable.

                                (II) If the prepayment is made with respect to a

Fixed Rate Term Loan and is made after the expiration of the period described in clause (I) above, the Prepayment Premium shall be equal to the product of (x) the amount of such prepayment multiplied by (y) the greater of (A) one half of one percent (0.5%) or (B) the amount, if any, by which the Applicable Yield to Maturity pertaining to such Fixed Rate Term Loan, as determined on the day which interest thereon was first charged at a fixed rate of interest, plus one-half of one percent (0.5%) per annum exceeded the Applicable Yield to Maturity pertaining to such Fixed Rate Term Loan, as determined on the date such prepayment is made.

                                (III) If the prepayment is made with respect to

a Floating Rate Term Loan and is made during the first half of the period from the applicable Funding Date to the applicable Term Loan Maturity Date, the Prepayment Premium shall be equal to the sum of (A) one and one half percent (1.5%) of the amount prepaid plus (B) the amount determined pursuant to clause
(V) below.

                                (IV) If the prepayment is made with respect to a

Floating Rate Term Loan and is made after the expiration of the period described in clause (III) above, the Prepayment Premium shall be equal to the sum of (A) one percent (1%) of the amount prepaid if the prepayment is made more than one
(1) year before the applicable Term Loan Maturity Date and zero if the prepayment is made within one (1) year of the applicable Term Loan Maturity Date plus (B) the amount determined pursuant to clause (V) below.

                                (V) If Borrower prepays, during the applicable

Interest Period on a day other than the last day of such Interest Period, any Revolving Credit Loan that is an Adjusted LIBOR Loan, the Prepayment Premium with respect to such Revolving Credit Loan will be calculated as follows (and the Prepayment Premiums determined pursuant to clauses (III) and (IV) above shall include):

                                On the date of prepayment, the principal amount

of the Revolving Credit Loan being prepaid and interest that would have accrued thereon to the last day of the applicable Interest Period shall be discounted to a present value at a rate per annum equal to the Applicable Yield to Maturity as of the date of such prepayment, and if the discounted value shall exceed the

                                      (26)
principal amount of the Revolving Credit Loan being prepaid, then the Prepayment Premium shall be an amount equal to such excess; otherwise no Prepayment Premium shall be payable.

                                (VI) Notwithstanding the provi- sions of clauses

(III)(A) and (IV)(A) above, the Prepayment Premiums provided for therein shall only be payable if the prepayment is made with the proceeds of Debt incurred by Borrower for such purpose and shall not be payable if such prepayment is made with the proceeds of any offering of equity securities by Borrower or with the net proceeds of the sale of any Property. For purposes of this clause (VI) a prepayment shall be deemed to have been made with the proceeds of Debt incurred by Borrower for such purpose to the extent that the amount of Debt for borrowed money incurred by Borrower during the period commencing three (3) months before and ending three (3) months after the date of such prepayment, (exclusive of any such amounts assumed in connection with any acquisition, merger or similar transaction), exceeds the sum of (i) the net proceeds of the sale of Properties and offering of equity securities received by Borrower during such period plus
(ii) the aggregate amount of repayments made by Borrower during such period of Debt for borrowed money (excluding the amount of all prepayments of Term Loans). Furthermore, the Prepayment Premiums provided for in clauses (III)(A) and
(IV)(A) above shall not be payable in the event Borrower makes a prepayment of the Loans after Lender declines to waive any and all breaches of any covenants or other Events of Default caused by Borrower's acquisition of or merger with another entity.

                           (f) Partial prepayments of the Revolving Credit shall

be applied first to Prepayment Premium (to the extent payable), then to interest (to the extent then payable), then to principal with respect to the portions of the Loans accruing interest at a rate based upon the Base Rate, and then to principal with respect to those portions of the Revolving Credit Loans accruing interest at a rate based upon the Adjusted LIBOR and among such portions of the Revolving Credit Loans accruing interest at rates based upon the Adjusted LIBOR to such portions with the earliest expiring Interest Periods.

                  2.2.8.2 Funding Losses. If the Borrower fails to borrow any Adjusted LIBOR Loans after a Notice of Borrowing or Notice of Rate Election has been given to Lender as provided in this Article 2, Borrower shall reimburse Lender on demand for any resulting loss or expense incurred by it (or by any existing or prospective participant in the related Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, provided that Lender shall have delivered to the Borrower a certificate as to the amount of such loss

                                      (27)
or expense and specifying the calculation thereof, which certificate shall be conclusive in the absence of manifest error.

                  2.2.8.3 Termination or Reduction in Commit- ments. Borrower shall have the right without premium or penalty except as provided in Section
2.2.8.1 hereof, upon not less than three Business Days' prior written notice to Lender, at any time after the Closing Date to reduce or terminate any or all of the commitment of Lender regarding the Revolving Credit or the Term Loan Credit or both. Any voluntary termination or reduction in the Commitment Amount shall permanently reduce the Commitment Amount. No such reduction in Commitment Amount shall be in an amount less than $1,000,000. If Borrower desires to terminate or reduce the Commitment Amount as aforesaid, Borrower shall execute and deliver to Lender such documents and instruments as Lender shall require.

                  2.2.9 Manner and Time of Payment. All payments of principal, interest and fees hereunder and under the Note shall be made by Borrower without notice, set off or counterclaim and in immediately available same day funds and delivered to Lender not later than 12:00 noon on the date due at its office located at Broad and Chestnut Streets, Philadelphia, Pennsylvania, 19101; funds received by Lender after that time shall be deemed to have been paid by Borrower on the next succeeding Business Day.

                  2.2.10 Intentionally Deleted.

                  2.2.11 Use of Proceeds. The Revolving Credit and Term Loan Credit shall be used solely by Borrower (i) to finance the acquisition, expansion and renovation of real estate assets wholly-owned by Borrower, (ii) for its working capital purposes (including without limitation for investments in Ventures), (iii) to refinance existing indebtedness, and (iv) to fulfill Borrower's obligations to Ventures to obtain Venture Loans.

                  2.2.12 Maximum Available Credit. Notwithstanding anything herein to the contrary, the maximum amount of the Loans to Borrower that may be outstanding at any one time shall not exceed the Commitment Amount, less (i) the aggregate maximum amount of all Venture Loans then outstanding (including all unfunded portions thereof), and (ii) the face amount of all outstanding Letters of Credit.

                  2.2.13 Conditional Payment. Borrower agrees that checks and other instruments received by Lender in payment or on account of the Indebtedness constitute only conditional payment until such items are actually paid to Lender.

                                      (28)

                  2.2.14 Postponement of Termination Date. If Borrower desires to extend the Termination Date of this Agreement, Borrower shall deliver to Lender a written request therefor not later than January 1 of the calendar year that immediately precedes the calendar year of the then-current Termination Date. Any such request shall be to extend the Termination Date by 12 months. Lender shall advise Borrower in writing, not later than March 1 of the calendar year that immediately precedes the calendar year of the then-current Termination Date, whether Lender has approved such request, which approval shall be in Lender's sole discretion. If Lender approves such request, the Termination Date shall be postponed for 12 months and Borrower and Lender shall promptly execute and deliver such documentation Lender may require to evidence such postponement. If Lender does not give Borrower written notice of Lender's approval of the requested postponement, the then-current Termination Date shall remain unchanged.

                  2.2.15 Term Loans. Each Notice of Borrowing and Notice of Rate Election pursuant to which Borrower elects to create a Term Loan shall also include the Term Loan Maturity Date elected by Borrower with respect to such Term Loan, provided that Borrower may not elect (i) to create Term Loans, in the aggregate amount in excess of $55,000,000, (ii) the Term Loan Maturity Date of a Term Loan may not be later than ten (10) years after the date of this Agreement,
(iii) the maximum sum of the initial principal amounts of all Term Loans having Term Loan Maturity Dates later than seven (7) years after the date of this Agreement may not exceed $30,000,000, (iv) payments of principal of Term Loans made by Borrower, whether scheduled payments or prepayments, may not be reborrowed, whether as Term Loans or as Advances of the Revolving Credit, and
(v) at any time, Borrower may not elect that interest on a Term Loan be charged other than at the same rate on the entire outstanding principal amount of that particular Term Loan.

                                    ARTICLE 3
                                    SECURITY

                  3.1 Mortgages. As security for its obligations under this Agreement and the Note, Borrower shall execute, acknowledge and deliver to Lender a Mortgage with respect to each Property that is part of the Initial Unencumbered Property Pool and an assignment of rents, leases and profits and UCC-1 Financing Statements with respect to each such Property. Such Mortgages shall be in the aggregate amount of $75,000,000, allocated among such Properties as Borrower and Lender have agreed. Within five (5) Business Days after written notice by Lender from time to time, Borrower shall re-execute and acknowledge the Mortgages and deliver the same to Lender.

                                      (29)

                  3.2 Recording of Mortgages. Lender agrees that no Mortgage will be recorded by or at the direction of Lender until the first to occur of
(i) Borrower's failure to pay any regularly scheduled payment of principal or interest when due and Lender's written notification to Borrower of such failure and that Lender intends to record any or all of the Mortgages as a result thereof ("Lender's Notice") and Borrower's failure to make such regularly scheduled payment of principal or interest within five (5) Business Days of Lender's Notice, or (ii) such time as the ratio described in Section 6.1.1 exceeds 7.0 to 1. Upon the occurrence of any such event, Lender may, at its option, cause any one or more of the Mortgages and such assignments of rents, leases and profits and UCC-1 Financing Statements to be recorded. If Lender is entitled to record, and does record, any or all of the Mortgages, all costs incurred by Lender in the recording of Mortgages and such other security instruments (including, without limitation, mortgage, documentary or recording stamps or taxes, and all other taxes payable by Lender by reason of its holding a Note that is secured by Mortgages) shall be Lender's Costs, shall be paid or reimbursed by Borrower upon demand, and shall be secured by the Mortgages. Except as expressly provided in the immediately preceding sentence, Borrower is not responsible to pay Lender's Costs in connection with the preparation, review and recording of the Mortgages, and Lender shall reimburse Borrower for Borrower's Costs.

                  3.3 Removals from and Additions to Unencumbered Property Pool.

                  3.3.1 Prior to the recording of Mortgages pur- suant to
Section 3.2 hereof, Lender shall, within ten (10) Business Days after each written request by Borrower to Lender, return to Borrower the Mortgage with respect to any Property within the Unencumbered Property Pool, provided that such Property shall, retroactively as of the last day of the most recently conducted Fiscal Quarter, no longer be deemed to be part of the Unencumbered Property Pool, and further provided that, as a result of the removal of such Property from the Unencumbered Property Pool the covenant contained in Section
6.1.3 hereof would not have been breached as of the last day of the most recently concluded Fiscal Quarter. If a Property is requested to be removed from the Unencumbered Property Pool in connection with its sale, the Mortgage will be returned to Borrower concurrently with the closing of such sale and, for purposes of determining Borrower's continued compliance with Section 6.1.3 hereof following removal of such Property from the Unencumbered Property Pool, the sale will be deemed to have occurred on the last day of the most recently concluded Fiscal Quarter.

                                      (30)

                  3.3.2 At any time after the recording of the Mortgages pursuant to Section 3.2 hereof, Borrower may obtain from Lender the release of any Mortgage, within ten (10) Business Days after Borrower's written request therefor, specifying the Mortgage to be released, provided that (i) there then exists no Event of Default, (ii) the covenant contained in Section 6.1.3 hereof would not have been breached, as of the end of the most recently concluded Fiscal Quarter, had the Property that is subject to such Mortgage not then been part of the Unencumbered Property Pool, and (iii) Borrower has made prepayments of Term Loans, or reduced the Commitment Amount, or both, in an aggregate amount not less than the portion of the Indebtedness that is secured by such Mortgage (and which prepayments were not previously the basis for the release of another Mortgage pursuant to this Section 3.3.2) (the "Release Amount" and provided that after total principal payments have been made on one or more Term Loans pursuant to Section 2.1.3.2 in an aggregate amount of $1,000,000, subsequent payments of principal made pursuant to Section 2.1.3.2 shall be covered in the Release Amount.

                  3.3.3 Borrower may at any time, in connection with the return of a Mortgage by Lender pursuant to Section 3.3.1 hereof, or otherwise, add Properties to the Unencumbered Property Pool by executing, acknowledging and delivering to Lender a Mortgage encumbering a Substituted Unencumbered Property, and such Property will thereupon become part of the Unencumbered Property Pool, provided that (i) the Substituted Unencumbered Property, in Lender's good faith determination, must be of like quality to the Properties that are then part of the Unencumbered Property Pool, (ii) the Substituted Unencumbered Property will be deemed to have been added to the Unencumbered Property Pool as of the last day of the most recently concluded Fiscal Quarter for purposes of determining compliance with the covenant contained in Section 6.1.3 hereof, (iii) the Property that is to become part of the Unencumbered Property Pool must be free of all liens and encumbrances, other than Permitted Liens, and (iv) no Property shall be a Substituted Unencumbered Property unless Lender has received such environmental reports with respect to such Property as Lender in good faith requires and shall have found such reports to be acceptable to Lender in the good faith exercise of Lender's business judgment.

                  3.4 Release of All Mortgages. Upon written request by Borrower prior to the recording of any Mortgage, Lender shall return to Borrower all Mortgages then held by Lender in the event that, at the time such notice is so received by Lender, the ratio described in Section 6.1.1 hereof is less than 5.0 to 1; provided that if such ratio shall at any time thereafter exceed 5.5 to 1, Borrower shall, within ten (10) Business Days after receipt of written notice from Lender, deliver to Lender an executed and acknowledged Mortgage,

                                      (31)
assignment of rents, leases and profits, and UCC-1 Financing Statements with respect to each Property then in the Unencumbered Property Pool, which security instruments shall be in the same forms as those delivered in connection with the execution of this Agreement and shall be held by Lender in accordance with the terms of this Article 3.

                                    ARTICLE 4

                              CONDITIONS PRECEDENT

                  The performance by Lender of any of its obligations hereunder is subject to the following conditions precedent:

                  4.1 Initial Funding of the Loans. Borrower shall deliver or cause to be delivered to Lender on the Closing Date (except as otherwise indicated herein), in form and substance satisfactory to Lender and its counsel, in addition to this Agreement, the following documents and instruments and the following transactions shall have been consummated:

                  4.1.1 The Note;

                  4.1.2 A certified copy of Borrower's Trust Agreement and resolutions adopted by the Board of Trustees authorizing the execution, delivery and performance of this Agreement, the Note, the Mortgages, all other Loan Documents, and all other documents and instruments required by Lender for the implementation of this Agreement to which Borrower is a party, all certified by a trustee or officer of Borrower to be true and correct copies of the originals and to be in full force and effect as of the Closing Date;

                  4.1.3 An incumbency and signature certificate with respect to each of the trustees of Borrower authorized to execute and deliver this Agreement, the Note, the Mortgages, the other Loan Documents, and all other documents and instruments required by Lender for the implementation of this Agreement and to be the Authorized Signers;

                  4.1.4 A copy of the Partnership Actions executed by the general partner(s) of each Venture authorizing the execution, delivery and performance of the respective Venture Note by each Venture, together with copies of each Venture's partnership agreement;

                  4.1.5 A Mortgage, executed and acknowledged by Borrower, any subsidiary of Borrower or any Venture, as appropriate,

                                      (32)
with respect to each property in the Initial Unencumbered Property
Pool.

                  4.1.6 The opinion of Borrower's and Borrower's subsidiaries' counsel, in form and substance acceptable to Lender in their reasonable judgment;

                  4.1.7 A Notice of Borrowing with respect to any Advances, Venture Loans, and Term Loans requested as of the Closing Date;

                  4.1.8 Venture Notes evidencing, and Borrower's Guaranties of, any Venture Loans then requested by Borrower (except that no new note evidencing the Venture Loan to Turren Associates shall be required);

                  4.1.9 Such additional documents or instruments as may be required by this Agreement or as Lender may reasonably require; and

                  4.1.10 A structuring fee in the amount of $150,000 and a portion of the term loan commitment fee equal to $165,000. If, on the first anniversary of this Agreement, Borrower has not yet requested that the Fixed Rate Interest Rate Option become available and made the $110,000 payment pursuant to Section 2.1.5, then on the first anniversary of this Agreement, Borrower shall pay the balance of the term loan commitment fee in the amount of $110,000. The fees payable pursuant to this Section 4.1.10 are in addition to Borrower's obligation to pay Lender's Costs, as required by the Agreement. No portion of the fees payable pursuant to this Section 4.1.10 shall be returned to Borrower in the event that the Revolving Credit is terminated, for any reason, prior to the Termination Date, or if Borrower does not request Term Loans in the maximum amount available pursuant to the terms hereof, or if the maturity of any Term Loan is accelerated by Lender by reason of the occurrence of any Event of Default.

                  4.2 All Loan Fundings. On the Funding Date of any Advance of the Revolving Credit, Term Loan, Venture Loan or issuance date of any Letter of
Credit: (a) Lender shall have received a Notice of Borrowing as required by
Section 2.2.2; (b) the representations and warranties set forth in Articles 5 and 5A hereof shall be true and correct on and as of such date, with the same effect as though made on and as of such date, except to the extent such representations and warranties relate to an earlier date or changes have been disclosed to Lender and not objected to by Lender; (c) no Event of Default or Unmatured Event of Default shall have occurred and be continuing; (d) Borrower shall be in compliance with all of

                                      (33)
the terms and conditions hereof, of the Note, and of all other Loan Documents, in each case on and as of the date of the performance of such obligations by Lender; and (e) with respect to each Venture Loan, Borrower shall cause to be delivered to Lender (if such have not theretofore been delivered to Lender), the organizational documents and all amendments thereto of the Venture receiving the Venture Loan, a copy of the action or resolutions of such Venture authorizing the execution, delivery and performance of the Venture Note to be executed by such Venture, and a signature and incumbency certificate with respect to the officers or partners of the entities signing on behalf of such Venture, each certified as true, complete and correct as of the Funding Date of such Venture Loan.

                  Each Advance of the Revolving Credit, Term Loan, Venture Loan and issuance of a Letter of Credit shall be deemed to constitute a representation and warranty by Borrower on the respective Funding Date or issuance date as to the matters specified in paragraphs (b), (c) and (d) of this Section. Continuations and conversions of outstanding portions of the Revolving Credit shall not be deemed to be new borrowings for purposes of this Section.

                                    ARTICLE 5
                   BORROWER'S REPRESENTATIONS AND WARRANTIES.

                  5.1 Borrower represents and warrants to each Lender as follows:

                  5.1.1 Good Standing. Borrower is a "real estate investment trust" as defined in Section 856 of the Code; has the power and authority to own and operate Borrower's Properties and to carry on Borrower's Business where and as contemplated; is an unincorporated association in business trust form duly organized and validly existing under the laws of the Commonwealth of Pennsylvania, is duly qualified to do business in, and is in good standing in, every jurisdiction where the nature of Borrower's Business requires such qualification.

                  5.1.2 Power and Authority. The making, execu- tion, issuance and performance by Borrower of this Agreement, the Note, the Mortgages, and the other Loan Documents to which Borrower is a party, have been duly authorized by all necessary action and will not violate any provision of law or regulation or of the trust agreement of Borrower; will not violate any agreement, trust or other indenture or instrument to which Borrower is a party or by which Borrower or any of its property is bound. This Agreement, the Note, the Mortgages and the other Loan Documents have been duly executed and delivered by Borrower and constitute legal, valid and binding

                                      (34)
obligations of Borrower, enforceable in accordance with their respective terms.

                  5.1.3 Financial Condition. The audited balance sheet of Borrower together with income and surplus statements as at and for the year ended August 31, 1995 and the unaudited balance sheet of Borrower together with income and surplus statements as at and for the nine months ended May 31, 1996 heretofore furnished to Lender, are complete and correct in all respects, have been prepared in accordance with GAAP, consistently applied, and fairly present the financial condition of Borrower as of said dates and the results of Borrower's operations for the periods then ended. Except as set forth on such financial statements, Borrower does not have any fixed, accrued or contingent obligation or liability for taxes or otherwise that is not disclosed or reserved against on its balance sheets. Borrower has filed all federal, state and local tax returns required to be filed by it with any taxing authority. Since May 31, 1996, there has been no material adverse change in the condition of Borrower's financial position or otherwise from that set forth in the balance sheet as of said date. Borrower does not believe, in the exercise of reasonable business judgment, that there has been or will likely be a change relating to the Business of Borrower that would cause a Materially Adverse Effect on Borrower. Borrower is not aware of any additional tax assessment or tax to be assessed that would have a Material Adverse Effect on the financial condition of Borrower.

                  5.1.4 No Litigation. Except as set forth on Schedule 5.1.4 hereto, there are no suits or proceedings pending, or, to the knowledge of Borrower, threatened against or affecting Borrower, and Borrower is not in default in the performance of any agreement to which Borrower may be a party or by which Borrower is bound, or with respect to any order, writ, injunction, or any decree of any court, or any federal, state, municipal or other government agency or instrumentality, domestic or foreign, which is likely to have a Materially Adverse Effect on Borrower.

                  5.1.5 Compliance. Borrower has all Governmental Approvals necessary for the conduct of Borrower's Business, and the conduct of Borrower's Business is not and has not been in violation of any such Governmental Approvals or any applicable law, rule, regulation, judgment, decree or order, the failure to obtain or with which to comply would, in any such case, have a Materially Adverse Effect on Borrower. Borrower does not require any Governmental Approvals to enter into, or perform under, this Agreement, the Note, the Mortgages or any other Loan Document.

                                      (35)

                  5.1.6 Compliance with Regulations T, U and X. Borrower is not engaged principally, or as one of Borrower's important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meanings of Regulations T, U and X of the Board of Governors of the Federal Reserve System).

                  5.1.7 ERISA. With respect to each employee pension benefit plan (within the meaning of Section 3(2) of ERISA other than any "multi-employer plan" within the meaning of Section 3(37) of ERISA) (hereinafter, a "Plan"), maintained for employees of Borrower or of any trade or business (whether or not incorporated) which is under common control with Borrower (within the meaning of
Section 4001(b)(1) of ERISA), (i) there is no accumulated funding deficiency (within the meaning of Section 302 of ERISA or Section 412 of the Code), as of the last day of the most recent plan year of such Plan heretofore ended, taking into account contributions made or to be made within the time prescribed by
Section 412(c)(10) of the Code; (ii) each such Plan has been maintained in accordance with its terms and ERISA; and (iii) there has been no "reportable event" within the meaning of Section 4043 of ERISA and the regulations thereunder for which the 30-day notice requirement has not been waived. Borrower has not incurred any liability to the PBGC other than required insurance premiums, all of which, that have become due as of the date hereof, have been paid. Borrower is not a party to any multi-employer plan.

                  5.1.8 Environmental.

                  Except as set forth in Schedule 5.1.8 and as identified in the reports provided to Lender pursuant to Section 6.1.25 hereof, or where failure to comply would not have or result in a Materially Adverse Effect on Borrower or the conduct of Borrower's Business;

                  5.1.8.1 Borrower and each Venture has, to the best of Borrower's knowledge, in the conduct of Borrower's Business, and the ownership and use of the Properties, complied, in all respects, with all federal, state and local, laws, rules, regulations, judicial decisions and decrees pertaining to the use, storage or disposal of hazardous waste or toxic materials.

                  5.1.8.2 To the best of Borrower's knowledge: (i) no Hazardous Substance, is present on any of the Properties in any quantity in excess of those allowed by applicable law; (ii) neither Borrower nor any Venture has been identified in any litigation, administrative proceedings or investigation as a responsible party for any liability under any Environmental Law; (iii) all materials that are located on any of the Properties in lawful amounts are

                                      (36)
properly stored and maintained in containers appropriate for such purposes. For purposes of this Agreement, the term "Environmental Law" means any and all applicable Federal, State and local environmental statutes, laws, ordinances, rules and regulations, whether now existing or hereafter enacted, together with all amendments, modifications, and supplements thereto, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (CERCLA), 42 U.S.C. ss.9601, as amended by the Superfund Amendments and Re-authorization Act of 1986 (Pub. L. No. 99-499, 100 Stat. 1613 (1986) (SARA) or 40 CFR Part 261, whichever is applicable) and the term "Hazardous Substance" means all contaminants, hazardous substances, pollutants, hazardous waste, residual waste, solid waste, or similar substances or wastes which may be the subject of any Environmental Law.

                  5.1.9 Liens. None of the Properties that constitute the Initial Unencumbered Property Pool is subject to any lien or encumbrance, other than Permitted Liens.

                  5.1.10 Other Contractual Obligations. The execu- tion and delivery of this Agreement does not, and the performance by Borrower of its obligations and covenants under this Agreement will not, violate any other contractual obligation of Borrower.

                  5.1.11 Investment Company Act. Borrower is not an Investment Company within the meaning of the Investment Company Act of 1940.

                  5.1.12 Public Utility Holding Company Act. Borrower is not a Public Utility Holding Company within the meaning of the Public Utility Holding

Company Act.

                  5.1.13 RICO. To the best of Borrower's knowledge, Borrower has not engaged in any conduct or taken or omitted to take any action which violates RICO.

                  5.2 Accuracy of Representations; No Default. The infor- mation regarding the Borrower or any Venture Borrower set forth herein and on each of the Schedules hereto, in the Note, the other Loan Documents and each document delivered by the Borrower or any Venture Borrower to Lender in connection herewith is complete and accurate and contains full and true disclosure of pertinent financial and other information in connection with the Loans. None of the foregoing contains any untrue statement of a material fact or omits to state a material fact necessary to make the information contained herein or therein not misleading or incomplete. No Event of Default or Unmatured Event of Default hereunder, under the Note or the other Loan Documents, has occurred.

                                      (37)

                                   ARTICLE 5A

                    BORROWER'S REPRESENTATIONS AND WARRANTIES
                        REGARDING THE VENTURE BORROWERS.

                  5A.1 Borrower, as the holder of a 50% or more beneficial, or other controlling, ownership in each of the Venture Borrowers, represents and warrants to Lender as follows with respect to each Venture Borrower which has executed a Venture Note:

                  5A.1.1 Good Standing. Except as set forth on Schedule 5A.1.1, each Venture Borrower is a partnership, corporation, joint venture or other entity, as applicable, and is duly organized and validly existing under the laws of its state of formation; has the power and authority to own and operate its respective Properties and to carry on its respective business where and as contemplated; is duly qualified to do business in, and is in good standing in, every jurisdiction where the nature of its business requires such qualification.

                  5A.1.2 Power and Authority. The making, execu- tion, issuance and performance by each Venture Borrower of its respective Venture Note have been duly authorized by all necessary action and will not violate any provision of law or regulation or of the organizational documents of such Venture Borrower; will not violate any agreement, trust or other indenture or instrument to which such Venture Borrower is a party or by which such Venture Borrower or any of its property is bound. Each Venture Note has been duly executed and delivered by the respective Venture Borrower and constitutes the legal, valid and binding obligation of such Venture Borrower, enforceable in accordance with its respective terms.

                  5A.1.3 No Litigation. To the best of Borrower's knowledge, and except as set forth on Schedule 5.1.4 hereto, there are no suits or proceedings pending, or, to the knowledge of Borrower, threatened against or affecting any Venture Borrower, and none of the Venture Borrowers is in default in the performance of any agreement to which such Venture Borrower may be a party or by which such Venture Borrower is bound, or with respect to any order, writ, injunction, or any decree of any court, or any federal, state, municipal or other government agency or instrumentality, domestic or foreign, which is likely to have a Materially Adverse Effect on such Venture Borrower.

                  5A.1.4 Compliance. To the best of Borrower's knowledge, each of the Venture Borrowers has all Governmental Approvals necessary for the conduct of their respective businesses, and the conduct of their respective businesses is not and has not

                                      (38)
been in violation of any such Governmental Approvals or any applicable law, rule, regulation, judgment, decree or order, the failure to obtain or with which to comply with would, in any such case, have a Materially Adverse Effect on any Venture Borrower. No Venture Borrower requires any Governmental Approvals to enter into, or perform under its respective Venture Note.

                  5A.1.5 Compliance with Regulations T, U and X. No Venture Borrower is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meanings of Regulations T, U and X of the Board of Governors of the Federal Reserve System).

                  5A.1.6 ERISA. With respect to each employee pension benefit plan (within the meaning of Section 3(2) of ERISA other than any "multi-employer plan" within the meaning of Section 3(37) of ERISA) (hereinafter, a "Plan"), maintained for employees of any Venture Borrower or of any trade or business (whether or not incorporated) which is under common control with such Venture Borrower (within the meaning of Section 4001(b)(1) of ERISA), (i) there is no accumulated funding deficiency (within the meaning of Section 302 of ERISA or Section 412 of the Code), as of the last day of the most recent plan year of such Plan heretofore ended, taking into account contributions made or to be made within the time prescribed by Section 412(c)(10) of the Code; (ii) each such Plan has been maintained in accordance with its terms and ERISA; and (iii) there has been no "reportable event" within the meaning of Section 4043 of ERISA and the regulations thereunder for which the 30-day notice requirement has not been waived. No Venture Borrower has incurred any liability to the PBGC other than required insurance premiums, all of which, that have become due as of the date hereof, have been paid. No Venture Borrower is a party to any multi-employer plan.

                  5A.1.7 Other Contractual Obligations. To the best of Borrower's knowledge, the execution by each Venture Borrower and delivery of such Venture Borrower's Venture Note does not, and the performance by such Venture Borrower of its obligations and covenants thereunder will not, violate any other contractual obligation of such Venture Borrower.

                  5A.1.8 Investment Company Act. No Venture Borrower is an Investment Company within the meaning of the Investment Company Act of 1940.

                                      (39)

                  5A.1.9 Public Utility Holding Company Act. No Venture Borrower is a Public Utility Holding Company within the meaning of the Public Utility

Holding Company Act.

                  5A.1.10 RICO. To the best of Borrower's knowledge, no Venture Borrower has engaged in any conduct or taken or omitted to take any action which violates RICO.

                  5A.2 Accuracy of Representations; No Default. The infor-mation regarding any Venture Borrower set forth herein and on each of the Schedules hereto, in the Venture Borrower Note and each document known by Borrower to have been delivered by any Venture Borrower to Lender in connection herewith is complete and accurate and contains full and true disclosure of pertinent financial and other information in connection with the Venture Loans. None of the foregoing contains any untrue statement of a material fact or omits to state a material fact necessary to make the information contained herein or therein not misleading or incomplete. No Event of Default or Unmatured Event of Default hereunder or under the Venture Note has occurred.

                                    ARTICLE 6

                              AFFIRMATIVE COVENANTS

                  6.1 Borrower's Covenants. As long as any portion of the Indebtedness or any Venture Loan remains outstanding and unpaid, Lender has any obligation to extend Advances, or any Letter of Credit remains outstanding hereunder, Borrower covenants and agrees that, in the absence of prior written consent of Lender, Borrower shall:

                  6.1.1 Maintain the ratio of (a) Consolidated Liabilities, as reported in Borrower's most recent Company-Prepared Consolidated Financial Statements, plus, without duplication, Contingent Liabilities minus the amount of Cash and cash equivalents of Borrower plus Borrower's Percentage Interest in Cash and Cash Equivalents of the Ventures as so reported to (b) Consolidated NOI at no more than 7.25 to 1.

                  6.1.2 Maintain Consolidated NOI at no less than $25,000,000 tested quarterly at the end of each Fiscal Quarter on a rolling four Fiscal Quarter historical basis, and provide comparative Consolidated NOI calculations for the same Fiscal Quarter of the prior Fiscal Year on a rolling four Fiscal Quarter historical basis, and cause Consolidated NOI during any period of four consecutive Fiscal Quarters which ends with any Fiscal Quarter to be at least 90% of Consolidated NOI during the four Fiscal Quarters determined at the end of the immediately prior Fiscal Quarter;

                                      (40)

                  6.1.3 Maintain NOI generated by the Unencumbered Property Pool ("Unencumbered NOI") at not less than $8,830,000 (the "Unencumbered NOI Standard") to be tested quarterly on a rolling four Fiscal Quarter historical basis, and cause the ratio of Senior Liabilities to Unencumbered NOI to be no more than 7.9 to 1 to be tested annually on and as of the last day of each Fiscal Year upon Borrower's submission of Project Specific Information; provided that if the Unencumbered NOI shall be less than $9,500,000 (which number shall be reduced proportionally with any reduction of the Unencumbered NOI Standard as provided below), the Revolving Credit (and, as a result thereof, the Commitment Amount) shall be reduced by the product of (i) $7.90 multiplied by (ii) $9,500,000 (which number shall be reduced proportionally with any reduction of the Unencumbered NOI Standard as provided below) minus the Unencumbered NOI; and provided further that if a Property that was part of the Unencumbered Property Pool is sold in a bona fide transaction to a Person who is not an Affiliate of Borrower, the Unencumbered NOI Standard shall be reduced, effective as of the end of the most recently concluded Fiscal Quarter, by the NOI of the Property so sold during the last four Fiscal Quarters that such Property was owned by Borrower, but in no event shall the required Unencumbered NOI ever be less than $7,000,000 (which number shall be reduced proportionally with any reduction of the Unencumbered NOI Standard as provided below). Any reduction of the Revolving Credit (and the Commitment Amount) resulting pursuant to this Section 6.1.3 shall continue in effect until the next quarterly calculation is made pursuant to this Section 6.1.3, at which time such reduction shall be reversed by an amount commensurate with any increase in Unencumbered NOI. The Unencumbered NOI Standard shall also be reduced effective as of the end of the most recently concluded Fiscal Quarter each time Borrower makes prepayments of the principal of one or more Term Loans, or reduces the Commitment Amount, or both, in an aggregate amount that is at least $1,000,000, each such reduction of the Unencumbered NOI Standard to be equal to the quotient of the sum of such payments of principal and reductions of the Commitment Amount divided by 7.9, and provided that after total principal payments have been made on one or more Term Loans pursuant to Section 2.1.3.2 in an aggregate amount of $1,000,000, subsequent payments of principal made pursuant to Section 2.1.3.2 shall be counted in the $1,000,000 amount required for reductions in the Unencumbered NOI Standard as provided herein.

                  6.1.4 Maintain Tangible Net Worth at not less than $115,000,000, or such larger amount determined by adding thereto amounts equal to 75% of the gross proceeds from Borrower's sale of equity securities from time to time, exclusive of gross proceeds used in any acquisition of intangible assets;

                                      (41)

                  6.1.5 Maintain the ratio of Consolidated NOI to Actual Debt Service at not less than 1.4 to 1, tested at the end of each Fiscal Quarter on a rolling four Fiscal Quarter historical basis;

                  6.1.6 Maintain, as of the last day of each Fiscal Quarter, the ratio of Consolidated NOI to Pro Forma Debt Service with respect to the next four (4) Fiscal Quarters at no less than 1.25 to 1;

                  6.1.7 Deliver to Lender, within 60 days after the end of each of the first three (3) Fiscal Quarters, an income and expense statement, balance sheet, and schedule of sources and uses of funds, with respect to the operations and financial condition of Borrower, and each of its subsidiaries during and as of the last day of such fiscal quarter, prepared and certified by Borrower's chief financial officer;

                  6.1.8 Deliver to Lender, within 60 days after the end of each Fiscal Quarter, Company-Prepared Consolidated Financial Statements;

                  6.1.9 Deliver to Lender, within 120 days after the end of each Fiscal Year, audited consolidated financial statements of Borrower, including an income and expense statement, balance sheet and schedule of sources and uses of funds, which financial statements shall include the unqualified opinion of Arthur Andersen & Co. or another national firm of certified public accountants reasonably acceptable to Lender; provided that if such financial statements are prepared by another national firm of certified public accountants that is reasonably acceptable to Lender, such statements may include a qualification with respect to the results of prior fiscal years for which such other accountants were not engaged by Borrower, and provided that no opinion of any accountant shall be considered to be qualified merely because such accountants have relied upon financial statements or opinions prepared or issued by or on behalf of the Ventures;

                  6.1.10 Deliver to Lender, within 120 days after the end of each Fiscal Year of Borrower, Project Specific Information for such Fiscal Year prepared and certified by the chief financial officer of Borrower;

                  6.1.11 Deliver to Lender, at the time each finan- cial statement is required to be delivered pursuant to Sections 6.1.7 and 6.1.9 hereof, a covenant compliance certificate, together with a certification, signed by a senior executive officer of Borrower, both in the form of Schedule 6.1.11 attached hereto, certifying to Lender

                                      (42)
that there exists no breach of any of the covenants contained in this
Article 6 or in Article 7 hereof;

                  6.1.12 With reasonable promptness furnish to Lender all financial and business information provided to beneficiaries of Borrower, the Securities and Exchange Commission, and the American Stock Exchange, and such additional information and data concerning the business and financial condition of Borrower as may be reasonably requested by Lender; afford Lender or its agents reasonable access to the financial books and records, computer records and properties of Borrower at all reasonable times after reasonable notice and permit Lender or its agents to make copies and abstracts of same and to remove such copies; and abstracts from Borrower's premises and permit Lender or its agents the right to converse directly with the independent accounting firm then engaged by Borrower to prepare its audited financial statements;

                  6.1.13 Cause the prompt payment and discharge of all material taxes, governmental charges and assessments levied and assessed or imposed upon Borrower's or any Venture Borrower's assets and pay all other material claims which, if unpaid, might become liens or charges upon Borrower's or any Venture Borrower's assets, provided, however, that nothing in this Section shall require Borrower or any Venture Borrower to pay any such taxes, claims or assessments which are not overdue or which are being contested in good faith and by appropriate proceedings, with reserves therefor in an amount acceptable to Lender being available or having been set aside;

                  6.1.14 Maintain the existence of Borrower as a "real estate investment trust" under Section 856 of the Code and all necessary foreign qualifications in good standing; continue to comply with all applicable statutes, rules and regulations with respect to the conduct of Borrower's Business to the extent the same are material to the financial condition of Borrower or the conduct of Borrower's Business; maintain such necessary licenses and permits required for the conduct of Borrower's Business, in each case if the failure to maintain or comply would have a Materially Adverse Effect on Borrower;

                  6.1.15 Promptly defend all actions, proceedings or claims which would have a Materially Adverse Effect on Borrower or Borrower's Business and promptly notify Lender of the institution of, or any change in, any such action, proceeding or claim if the same is in excess of $1,000,000 (other than claims covered by insurance in the ordinary course of business and booked on Borrower's balance sheet) or would have a Materially Adverse Effect on the financial condition of Borrower or its property if adversely determined;

                                      (43)

                  6.1.16 Comply in all material respects with the requirements of ERISA applicable to any employee pension benefit plan (within the meaning of Section 3(2) of ERISA), sponsored by Borrower. With respect to any such plan, other than any "multi-employer plan" (within the meaning of Section 3(37) of ERISA), in the case of a "reportable event" within the meaning of Section 4043 of ERISA and the regulations thereunder for which the 30-day notice requirement has not been waived, or in the case of any other event or condition which presents a material risk of the termination of any such plan by action of the PBGC or Borrower, Borrower shall furnish to Lender a certificate of the chief financial officer of Borrower identifying such reportable event or such other event or condition and setting forth the action, if any, that Borrower intends to take or has taken with respect thereto, together with a copy of any notice of such reportable event or such other event or condition filed with the PBGC or any notice received by Borrower from the PBGC evidencing the intent of the PBGC to institute proceedings to terminate any such plan. Such certificate of the chief financial officer or such other notice to be furnished to Lender in accordance with the preceding sentence shall be given in the manner provided for in Section hereof: (i) within 30 days after the Borrower knows of such reportable event or such other event or condition; (ii) as soon as possible upon receipt of any such notice from the PBGC; or (iii) concurrently with the filing of any such notice with the PBGC, as the case may be. For purposes of this Section, Borrower shall be deemed to have all knowledge attributable to the administrator of any such plan;

                  6.1.17 Maintain or cause to be maintained each Property in good condition and repair, reasonable wear and tear excepted, making as and when necessary, all material repairs of every nature;

                  6.1.18 Except where failure to do so would not have a Materially Adverse Effect on Borrower: perform, as and when due, all of Borrower's obligations (both monetary and non-monetary) under all leases, easements, agreements, mortgages and deeds of trust that encumber any part of the real estate assets of Borrower, within such applicable notice or cure period allowed Borrower pursuant to the relevant lease, easement, agreement, mortgage or deed of trust, pay and discharge, at or before maturity, all Borrower's material obligations and liabilities, except where the same may be contested in good faith by appropriate proceedings, and will maintain, in accordance with GAAP, appropriate reserves for the accrual of any of the same;

                  6.1.19 Promptly after Borrower becomes aware that any such event has occurred, Borrower shall notify Lender of: (i) the occurrence or imminent occurrence of any event which causes or would

                                      (44)
imminently cause (A) any material adverse change in the Business, property, prospects or financial condition of Borrower (B) any representation or warranty made by Borrower hereunder to be untrue, incomplete or misleading in any material respect, or (C) the occurrence of any other Event of Default or Unmatured Event of Default hereunder; and (ii) the institution of, or the issuance of any order, judgment, decree or other process in, any litigation, investigation, prosecution, proceeding or other action by any governmental authority or other Person against Borrower and that does, or could, have a Materially Adverse Affect upon Borrower;

                  6.1.20 Cause at least 66% of Consolidated NOI to be generated from assets located in states of the United States east of the Mississippi River;

                  6.1.21 Cause each Venture Borrower and cause the borrowers under the Turren Note and VLRC Notes to pay and perform, when due, all of such Venture Borrower's or other borrower's respective obligations under any Venture Note executed by such Venture Borrower or under the Turren Note or VLRC Notes, as applicable;

                  6.1.22 Maintain or cause to be maintained insur- ance on the Properties in such amounts, against such hazards and liabilities, and with such companies as is consistent with sound business practices, including without limitation:

                  (i) Insurance against loss to the Properties on an "all risk" policy form, covering insurance risks no less broad than those covered under a Standard Multi Peril (SMP) policy form, which contains a Commercial ISO "Causes of Loss-Special Form," in the then current form, and such other risks as Lender may reasonably require, in amounts equal to the full replacement cost of the Properties including fixtures and equipment, Borrower's interest in leasehold improvements, and the cost of debris removal, with an agreed amount endorsement, and with deductibles of not more than $50,000, except that any deductibles for any insurance covering damage by windstorm may be in amounts up to five percent (5%) of the value of the Property insured;

                  (ii) Rent and rental value/extra expense insur- ance (if the Property is tenant occupied) in amounts sufficient to pay during any period in which a Property may be damaged or destroyed, for a period of twelve (12) months: (x) at least 80% all rents and (y) all amounts (including, but not limited to, all taxes, assessments, utility charges and insurance premiums) required to be paid by tenants of the Property;

                                      (45)

                  (iii) Broad form boiler and machinery insurance including business interruption/extra expense and rent and rental value insurance, on all equipment and objects customarily covered by such insurance and/or involved in the heating, cooling, electrical and mechanical systems of the Properties (if any are located at the Properties), but excluding individual HVAC equipment that serves only one residential apartment unit, providing for full repair and replacement cost coverage, and other insurance of the types and in amounts as Lender may reasonably require, but in no event less than that customarily carried by persons owning or operating like properties;

                  (iv) During the making of any alterations or improvements to a Property, (x) insurance covering claims based on the owner's or employer's contingent liability not covered by the insurance provided in subsection (vi) below, (y) workers' compensation insurance covering all persons engaged in such alterations or improvements, and (z) builder's completed value risk insurance against "all risks of physical loss" for construction projects of $1,000,000 or more;

                  (v) Insurance against loss or damage by flood or mud slide in compliance with the Flood Disaster Protection Act of 1973, as amended from time to time, if the Properties are now, or at any time while the Indebtedness or any portion thereof remains unpaid shall be, situated in any area which an appropriate governmental authority designates as a special flood hazard area, in amounts equal to the full replacement value of all above grade structures on the Properties;

                  (vi) Commercial general public liability insur- ance, with the location of the Properties designated thereon, against death, bodily injury and property damage arising on, about or in connection with the Properties, with Borrower or the applicable subsidiary or Venture listed as the named insured, with such limits as Borrower or the applicable subsidiary or Venture may reasonably require (but in no event less than $1,000,000 and written on a then current Standard "ISO" occurrence basis form or equivalent form), excess umbrella liability coverage with such limits as Borrower or the applicable subsidiary or Venture may reasonably require but in no event less than $5,000,000; and

                  (vii) Such other insurance relating to the Properties and the uses and operation thereof as Lender may, from time to time, require in the exercise of good faith;

                  6.1.23 Maintain the Unencumbered Property Pool free from any mortgage, lien, pledge, charge, security interest or

                                      (46)
other encumbrance, whether voluntary or involuntary, other than Permitted Liens;

                  6.1.24 Comply in all material respects with all laws, rules, regulations, judgments, decrees, and orders, the failure with which to comply would have a Materially Adverse Effect on Borrower or any Venture; and

                  6.1.25 With respect to any Property that now is, or hereafter becomes, part of the Unencumbered Property Pool, deliver to Lender, (i) a copy of each complete Phase I report that Borrower may have as of the Closing Date; and (ii) promptly after receipt thereof by Borrower, a copy of each report prepared by any Person at Borrower's request regarding the presence thereon of any Hazardous Substance requiring remedial action under Environmental Laws, provided that Borrower shall not be required to deliver to Lender any additional environmental reports, including, without limitation, any ongoing, periodic reports of the monitoring of any environmental remediation undertaken with respect to any Property, except in the event Lender requests copies of any existing additional environmental reports due to concerns it may have based on reports previously provided, in the reasonable exercise of its business judgment.

                  6.2 Indemnification. Borrower hereby indemnifies and agrees to protect, defend, and hold harmless Lender and Lender's directors, officers, employees, agents, attorneys and shareholders from and against any and all losses, damages, expenses or liabilities of any kind or nature and from any suits, claims, or demands, including all reasonable counsel fees incurred in investigating, evaluating or defending such claim, suffered by any of them and caused by, relating to, arising out of, resulting from, or in any way connected with this Agreement, the Note, the Loans, the Venture Notes, the Turren Note, the VLRC Notes, the other Loan Documents and any transaction contemplated herein or therein including, but not limited to, claims based upon any act or failure to act by Lender in connection with this Agreement, the Note, the Loans, the Venture Notes, the Turren Note, the VLRC Notes, the other Loan Documents and any transaction contemplated herein or therein; provided that Borrower shall not be liable for any portion of such losses, damages, expenses or liabilities resulting from Lender's gross negligence or willful misconduct or that of Lender's directors, officers, employees, agents, attorneys and shareholders. If Borrower shall have knowledge of any claim or liability hereby indemnified against, it shall promptly give written notice thereof to Lender. THIS COVENANT SHALL SURVIVE PAYMENT OF THE INDEBTEDNESS.

                  6.2.1 Lender shall promptly give Borrower written notice of all suits or actions instituted against Lender with respect

                                      (47)
to which Borrower has indemnified Lender, and Borrower shall timely proceed to defend any such suit or action. Lender shall also have the right, at the expense of Borrower, to participate in or, at Lender's election, assume the defense or prosecution of such suit, action, or proceeding, and in the latter event Borrower may employ counsel and participate therein. Lender shall have the right to adjust, settle, or compromise any claim, suit, or judgment after notice to Borrower, unless Borrower desires to litigate such claim, defend such suit, or appeal such judgment and simultaneously therewith deposits with Lender collateral security sufficient to pay any judgment rendered, with interest, costs, legal fees and expenses; and the right of Lender to indemnification under this Agreement shall extend to any money paid by Lender in settlement or compromise of any such claims, suits, and judgments in good faith, after notice to Borrower.

                  6.2.2 If any suit, action, or other proceeding is brought by Lender against Borrower for breach of Borrower's covenant of indemnity herein contained, separate suits may be brought as causes of action accrue, without prejudice or bar to the bringing of subsequent suits on any other cause or causes of action, whether theretofore or thereafter accruing.

                                    ARTICLE 7

                               NEGATIVE COVENANTS

                  7.1 Borrower's Negative Covenants. As long as any portion of the Indebtedness or of any Venture Loan shall remain outstanding and unpaid, Lender has any obligation to extend Advances or any Term Loan, or any Letter of Credit remains outstanding hereunder, Borrower covenants and agrees that, in the absence of prior written consent of Lender, Borrower shall not:

                  7.1.1 Except for (i) the indebtedness heretofore incurred by Borrower pursuant to the Secured Loan Agreement, (ii) the Guaranties, (iii) secured liabilities for which the obligee's recourse is limited solely to the specific asset or assets that are encumbered (which limitation may be subject to customary exceptions), (iv) indebtedness heretofore incurred by Palmer Park Mall Venture in favor of Midlantic Bank, N.A. and guarantied by Borrower, and (v) indebtedness heretofore incurred by Laurel Mall Associates in the amount of $30,200,000 that is guarantied by Borrower, create, assume, incur or otherwise become liable under Consolidated Liabilities or Contingent Liabilities in amounts in excess of $10,000,000 in the aggregate after the date hereof;

                                      (48)

                  7.1.2 Pay dividends or other distributions to beneficiaries in any Fiscal Year in excess of Funds From Operations for such Fiscal Year plus $5,000,000 (excluding special capital gains distributions which shall not exceed $10,000,000 in the aggregate after November 3, 1994);

                  7.1.3 Change the general character of Borrower's Business from that in which it is currently engaged; enter into proceedings in total or partial dissolution; merge or consolidate with or into any entity, or acquire all or substantially all of the assets or securities of any other Person, unless Borrower remains the surviving entity and such other Person is engaged primarily in the business of owning and operating shopping centers or multi-family residential income-producing properties;

                  7.1.4 Use any part of the proceeds of the Loans to purchase or carry, or to reduce, retire or refinance any credit incurred to purchase or carry, any margin stock (within the meaning of Regulations T, U and X of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any margin stock. If requested by Lender, Borrower will furnish Lender statements in conformity with the requirements of Federal Reserve Form U-1 referred to in said Regulation;

                  7.1.5 Except as described in Schedule 5.1.8, use, generate, treat, store, dispose of, or otherwise introduce any Hazardous Substances, pollutants, contaminants, hazardous waste, residual waste or solid waste (as defined above) into or on any of the Properties and will not cause, suffer, allow, or permit anyone else to do so in material violation of any Environmental Law, and will not knowingly acquire, or permit any subsidiary of Borrower or any Venture to knowingly acquire, any Property on which any Hazardous Substance, pollutant, contaminant, hazardous waste, residual waste or solid waste has been used, generated, treated, stored, disposed of or otherwise introduced in violation of any Environmental Law; provided that such a Property may be acquired if Borrower has received (i) a final remediation plan, prepared by a qualified environmental engineer, for the remediation of the violative environmental situation, Borrower's direct or indirect liability for the cost of which remediation is reasonably estimated to be less than $1,000,000 or (ii) the written consent of Lender;

                  7.1.6 Engage in any conduct or take or fail to take any action which will, or would, if the facts and circumstances relative thereto were discovered, violate RICO.

                                      (49)

                  7.1.7 Agree with any other Person not to encumber, whether by mortgage, lien, pledge, charge, security interest, or other encumbrance, any parcel of the Unencumbered Property Pool, except as set forth in the Secured Loan Agreement.

                                    ARTICLE 8
                                     DEFAULT

                  8.1 Events of Default. The occurrence of any one or more of the following events, conditions or states of affairs, shall constitute an "Event of Default" hereunder, under the Note (together with accrued interest thereon) and under each of the other Loan Documents, provided however, that nothing contained in this Article 8 shall be deemed to enlarge or extend any grace period provided for in the Note, or any other Loan Document:

                  8.1.1 Failure by Borrower to pay the Indebtedness or any portion thereof as the same becomes due;

                  8.1.2 Failure by Borrower to observe or perform any agreement, condition, undertaking or covenant in this Agreement, the Note, or the other Loan Documents, which failure, if it does not consist of the failure to pay money to Lender and is susceptible to being cured, is not cured within twenty
(20) days after written notice from Lender (but if such failure cannot reasonably be cured within such twenty (20) day period, such shall not be an Event of Default if Borrower has commenced such cure within such twenty (20) day period and thereafter diligently pursues such cure to its completion, but in no event shall the period to cure exceed one hundred twenty (120) days); provided that the notice and grace period provided in this Section 8.1.2 shall not apply to the breach by Borrower of any covenants contained in Sections 6.1.1, 6.1.2, 6.1.3, 6.1.4, 6.1.5, 6.1.6, 6.1.14, 6.1.19, 6.1.20, 6.1.21, 7.1.1, 7.1.2, or
7.1.3 hereof or a voluntary or consensual breach of the covenant contained in
Section 7.1.7 hereof, and provided further that the grace period with respect to a breach of the covenants contained in Section 6.1 hereof that pertain to the delivery to Lender of financial information shall be limited to thirty(30) days after delivery of any Lender's written notice of such breach;

                  8.1.3 Any representation or warranty of the Bor- rower made, or deemed made, in this Agreement, the Note, the Venture Note, the other Loan Documents or any statement or information in any report, certificate, Financial Statement or other instrument furnished by Borrower in connection with making of this Agreement, the making of the Loans hereunder or in compliance with the provisions hereof or any other Loan Document shall have been false or misleading in any material respect when so made, deemed made or furnished;

                                      (50)

                  8.1.4 Borrower shall become insolvent or unable to pay its debts as they mature, or file a voluntary petition or proceeding seeking liquidation, reorganization or other relief with respect to itself under any provision of the Bankruptcy Code or any state bankruptcy or insolvency statute, or make an assignment or any other transfer of assets for the benefit of its creditors, or apply for or consent to the appointment of a receiver for its assets, or suffer the filing against its property of any attachment or garnish-ment or take any action to authorize any of the foregoing; or an involuntary case or other proceeding shall be commenced against Borrower seeking liquidation, reorganization or other relief with respect to its debts under the Bankruptcy Code or any other bankruptcy, insolvency or similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undis-missed and unstayed for a period of sixty (60) days (it being understood that no delay period applies with respect to any default arising under this Section by reason of the filing of a voluntary petition by Borrower under the Bankruptcy Code or any state bankruptcy or insolvency statute or the making of an assignment or other transfer of assets for the benefit of Borrower's creditors or by reason of Borrower applying for or consenting to the appointment of a receiver for Borrower's assets); or an order for relief shall be entered against the Borrower under any provision of the Bankruptcy Code or any state bankruptcy or insolvency statute as now or hereafter in effect;

                  8.1.5 Entry of a final judgment or judgments against Borrower by a court of law in an amount exceeding an aggregate of $500,000 outstanding at any one time: (i) which is not fully or unconditionally covered by insurance; or
(ii) for which Borrower has not established a cash or cash equivalent reserve in the amount of such judgment or judgments that were entered by a court of record against Borrower; or (iii) enforcement of such judgment or judgments has not been stayed or such judgment or judgments shall continue in effect for a period of thirty (30) consecutive days without being vacated, discharged, satisfied or bonded pending appeal;

                  8.1.6 Regardless of the intent or knowledge of Borrower, if the validity, binding nature or enforceability of any material term, provision, condition, covenant or agreement contained in this Agreement, any other Loan Document or in any other existing or future agreement between Borrower and Lender shall be wrongfully disputed by, on behalf of, or in the right or name of Borrower or if any such material term, provision, condition, covenant or agreement shall be found or declared to be invalid, non-binding, unenforceable

                                      (51)
or avoidable by any governmental authority or court and the parties cannot agree upon substitutions therefor within thirty (30) days; or

                  8.1.7 Borrower shall be accused of conduct in violation of RICO which is not explained to Lender within ten (10) days thereafter in a manner in which Lender, in its sole discretion, determines that such accusation is not likely to result in a RICO indictment;

                  8.1.8 The occurrence of any unwaived "Event of Default" under any Venture Note, the Turren Note or the VLRC Notes;

                  8.1.9 Borrower shall have defaulted in the pay- ment when due of any Debt in an amount in excess of $500,000 and such default shall have continued beyond any period of grace permitted with respect thereto, unless waived or the occurrence of any unwaived Event of Default under the Secured Term Loan Agreement, whereupon, and in every such event, Lender may (i) by notice to Borrower, terminate the commitments to lend pursuant to this Agreement and they shall thereupon terminate, and (ii) without notice to Borrower, declare the Note (together with accrued interest thereupon) to be, and the Note shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Borrower. Notwithstanding the foregoing, upon any Event of Default arising from any of the events or circumstances described in Section 8.1.4 hereof, the Note shall, without any further action, become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Borrower.

                  8.2 Remedies on Default. Upon the occurrence and continuation of any Event of Default, Lender may hereof, forthwith declare all Indebtedness to be immediately due and payable, without protest, demand or other notice (which are hereby expressly waived by Borrower) and, in addition to the rights specifically granted hereunder or now or hereafter existing in equity, at law, by virtue of statute or otherwise (each of which rights may be exercised at any time and from time to time), Lender may exercise the rights and remedies available to Lender at law or in equity or under this Agreement, the Note and any of the other Loan Documents or any other agreement by, between or among Borrower and Lender in accordance with the respective provisions thereof.

                  8.3 Set-Off Rights Upon Default. Upon and during the continuance of any Event of Default, Lender, in addition to any remedies set forth above, shall have the right at any time and from time to time without notice to Borrower (to the extent permitted by

                                      (52)

law) (any such notice being expressly waived by Borrower and to the fullest extent permitted by applicable Rules, to set off, to exercise any banker's lien or any right of attachment or garnishment and apply any and all balances, credits, deposits (general or special, time or demand, provisional or final), accounts or monies at any time held by Lender and other indebtedness at any time owing by Lender to or for the account of Borrower against any and all Indebtedness or other obligations of Borrower now or hereafter existing under this Agreement, the Note, or any other Loan Document, whether or not Lender shall have made any demand hereunder or thereunder.

                  8.4 Purchase of Venture Notes Upon Default. Upon the occurrence and during the continuance of any Event of Default, Lender may give written notice to Borrower that an Event of Default has occurred and is continuing and that Lender requires Borrower to purchase from Lender all of the Venture Notes, the Turren Note or the VLRC Notes. Borrower shall purchase from Lender each of the Venture Notes, the Turren Note or the VLRC Notes, for a price equal to the outstanding principal balance of, and all accrued and unpaid interest on, each Venture Note, the aggregate amount of which for all Venture Notes, the Turren Note or the VLRC Notes, as applicable, (the "Purchase Price") shall be paid in immediately available funds to Lender on or before five (5) Business Days after receipt of Lender's notice requiring the repurchase of all Venture Notes. The sale of the Venture Notes shall be on an "as is" basis and, except (i) for Lender's ownership thereof, and (ii) that the Venture Notes, the Turren Note or the VLRC Notes, as applicable, shall be free and clear of encumbrances and other assignments, shall be without representation or warranty of any kind, which Lender disclaims, including without limitation, the execution, legality, validity, genuineness, sufficiency, value, transferability, enforceability or collectibility of the Venture Notes, the Turren Note or the VLRC Notes, as applicable, the existence or value of any collateral therefor, and the priority of any interests in such collateral. Upon Lender's receipt of collected funds in the amount of the Purchase Price, Lender shall deliver the original Venture Notes, the Turren Note or the VLRC Notes, as applicable, to Borrower, each endorsed by Lender, without recourse, together with any collateral documentation therefor appropriately assigned to Borrower.

                  8.5 Singular or Multiple Exercise; Non-Waiver. The reme- dies provided herein, in the Note and in the other Loan Documents or otherwise available to Lender at law or in equity and any warrants of attorney therein contained, shall be cumulative and concurrent, and may be pursued singly, successively or together at the sole dis- cretion of Lender, and may be exercised as often as occasion therefor shall occur; and the failure to exercise any such right or remedy shall in no event be construed as a waiver or release of the same.

                                      (53)

                                    ARTICLE 9
                                  MISCELLANEOUS

                  9.1 Integration. This Agreement, the Note, and the other Loan Documents shall be construed as one agreement, and in the event of any inconsistency, the provisions of the Note shall control over the provision of this Agreement or any other Loan Document, and the provisions of this Agreement shall control over the provisions of any other Loan Document. This Agreement, the Note and the other Loan Documents contain all the agreements of the parties hereto with respect to the subject matter of each thereof and supersede all prior or contemporaneous discussions and agreements with respect to such subject matter.

                  9.2 Modification. Modifications or amendments of or to the provisions of this Agreement, the Note, or any other Loan Document shall be effective only if set forth in a written instrument signed by Lender and Borrower.

                  9.3 Waivers. Any provision of this Agreement, the Note or any other Loan Document may be waived if, but only if, such waiver is in writing and is signed by the Borrower and Lender.

                  9.4 Notices. Except as hereinelsewhere specifically allowed with respect to a Notice of Borrowing or a Notice of Rate Election, any notice or other communication by one party hereto to the other shall be in writing and shall be deemed to have been validly given upon receipt if by hand delivery, or by overnight delivery service or by telecopier, or two days after mailing if mailed, first class mail, postage prepaid, return receipt requested, addressed as follows:

                             If to Borrower:

                                     Pennsylvania Real Estate Investment Trust
                                     455 Pennsylvania Avenue, Suite 135
                                     Fort Washington, PA 19034
                                     Attn: Dante J. Massimini
                                     Telecopier: (215) 542-9179

                                      (54)

                             With a copy to:

                                     Howard A. Blum, Esq.
                                     Drinker, Biddle & Reath
                                     1100 PNB Building
                                     Broad and Chestnut Streets
                                     Philadelphia, PA  19107
                                     Telecopier:  (215) 988-2757

                             If to the Lender:

                                     CoreStates Bank, N.A.
                                     FC 1-8-10-67
                                     Widener Building 10th Floor
                                     1339 Chestnut Street
                                     P.O. Box 7618
                                     Philadelphia, PA  19107

                                     Attn:  Glenn W. Gallagher, Vice President
                                     Telecopier (215) 786-6381

                             With a copy to:

                                     Kenneth I. Rosenberg, Esquire
                                     Mesirov Gelman Jaffe Cramer & Jamieson
                                     1735 Market Street, 38th Floor
                                     Philadelphia, PA 19103-7598
                                     Telecopier (215) 994-1111

                  9.5 Survival. The terms of this Agreement and all agreements, representations, warranties and covenants made by Borrower in any other Loan Document shall survive the issuance and payment of the Note and shall continue as long as any portion of the Indebtedness shall remain outstanding and unpaid; provided, however, that the covenants set forth in Sections 2.2.7, 6.2, 9.8, and
9.9 hereof shall survive the payment of the Indebtedness. Borrower hereby acknowledges that Lender has relied upon the foregoing in making the Loans.

                  9.6 Closing. Closing hereunder shall occur on August 29, 1996 at the offices of Mesirov Gelman Jaffe Cramer & Jamieson, 1735 Market Street, 38th Floor, Philadelphia, Pennsylvania 19103-7598 or at such other time and place as the parties hereto may determine. In the event Closing is not held on or before September 3, 1996, unless extended by all of the parties hereto, the rights and obligations of the parties hereto contained herein shall be terminated and be of no

                                      (55)
further force or effect except for the provisions of Sections 6.2, 9.8, and 9.9.

                  9.7 Successors and Assigns; Governing Law. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto; provided, however (i) that Borrower shall not assign this Agreement, or any rights or duties arising hereunder, without the express prior written consent of Lender and (ii) that subject to the right to enter into participation arrangements under Section 9.10 hereof, Lender may not assign its rights or duties arising hereunder without the express prior written consent of Borrower. This Agreement shall be construed and enforced in accordance with the internal laws of the Commonwealth of Pennsylvania for contracts made and to be performed in Pennsylvania.

                  9.8 Jurisdiction. IN ANY LEGAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE RELATIONSHIP EVIDENCED HEREBY, BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN ANY COUNTY IN THE COMMONWEALTH OF PENNSYL- VANIA WHERE LENDER MAINTAINS AN OFFICE AND AGREES NOT TO RAISE ANY OBJECTION TO SUCH JURISDICTION OR TO THE LAYING OR MAINTAINING OF THE VENUE OF ANY SUCH PROCEEDING IN SUCH COUNTY. BORROWER AGREES THAT SERVICE OF PROCESS IN ANY SUCH PROCEEDING MAY BE DULY EFFECTED UPON IT BY MAILING A COPY THEREOF, BY REGISTERED MAIL, POSTAGE PREPAID, TO BORROWER.

                  9.9 Waiver of Jury Trial. BORROWER HEREBY WAIVES, AND LENDER BY ITS ACCEPTANCE HEREOF THEREBY WAIVES, TRIAL BY JURY IN ANY LEGAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE RELATIONSHIP EVIDENCED HEREBY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER TO ENTER INTO, ACCEPT OR RELY UPON THIS AGREEMENT.

                  9.10 Participation. Lender may in its sole discretion enter into a participation arrangement(s), in an amount not in excess of 70%, in the aggregate, of the Commitment Amount, as the same may be reduced or terminated pursuant hereto and minus the aggregate amount of any principal payments made in respect of any Term Loans, with respect to the Loans made or committed to be made under this Agreement and may provide all information in its possession relating to Borrower to any current or prospective participating lender; provided, however, that no such participant shall have any right to consent to or approve matters hereunder except for (i) any decrease in the rates of interest payable by Borrower with respect to the Loans, (ii) the final maturity of the Loans, and (iii) any change in the Commitment Amount.

                                      (56)

                  9.11 Excess Payments. If Borrower shall pay any interest under the terms of the Note at a rate higher than the maximum rate allowed by applicable law, then such excess payment shall be credited against outstanding Advances as directed by Borrower unless Borrower notifies Lender in writing to return the excess payment to Borrower. Notwithstanding anything to the contrary contained in this Agreement, crediting the excess payments hereunder as a payment of principal shall not trigger the application of any prepayment penalties that might otherwise apply to a prepayment of principal hereunder.

                  9.12 Partial Invalidity. If any provision of this Agreement shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, but this Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.

                  9.13 Compliance with Rules. Lender shall not be required by operation or effect of any provision of this Agreement to violate any statute or regulation under state or federal law, including all Rules.

                  9.14 Headings. The heading of any Article or Section contained in this Agreement is for convenience of reference only and shall not be deemed to amplify, limit, modify or give full notice of the provisions thereof.

                  9.15 Counterparts. This Agreement may be signed in counterparts each of which shall be deemed to be an original and all of which together shall constitute one and the same agreement.

                  9.16 Retention of Documents. Unless otherwise provided herein, any documents, schedules, invoices or other papers delivered to Lender may be destroyed or otherwise disposed of by Lender six months after they are delivered to or received by Lender, unless Borrower requests the return of such documents, schedules, invoices or other papers and makes arrangements, at Borrower's expense, for their return.

                  9.17 Name of Borrower. The name and designation Pennsyl- vania Real Estate Investment Trust is the designation of the Trustees from time to time under the Trust Agreement amended and restated as of December 16, 1987 and recorded in the Office for the Recording of Deeds in Norristown, Montgomery County, Pennsylvania, in Deed Book 4864, page 1463, and all persons dealing with the Pennsylvania Real Estate Investment Trust must look solely to the Trust property for the enforcement of any claims against the Pennsylvania Real Estate Investment Trust, as neither the Trustees, officers, agents or shareholders of the Pennsylvania Real Estate Investment Trust assume any

                                      (57)
personal liability for obligations entered into by the Pennsylvania Real Estate Investment Trust by reason of their status as said Trustee, officer, agent or shareholder.

                                      (58)

                    IN WITNESS WHEREOF, Borrower, Lender and Lender have executed this Agreement under seal, intending to be legally bound hereby, as of the day and year first above written.

                                       BORROWER:

                                       PENNSYLVANIA REAL ESTATE INVESTMENT

                                       TRUST

                                       By:  /S/  Jeffrey A. Linn

                                          ------------------------------------
                                          Jeffrey A. Linn, Senior Vice
                                          President-Acquisitions and
                                          Secretary

                                       LENDER:

                                       CORESTATES BANK, N.A.

                                       By: /S/ Glenn W. Gallagher

                                          ------------------------------------
                                          Glenn W. Gallagher, Vice President

                                      (59)